EXHIBIT
                                      10.70


                              Fitness Club and Spa
                           Management and Pre-Opening
                           Service Agreement between
                        Terramark Brickell II, Ltd. And
                         the Registrant effective as of
                                January 1, 2003





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




                              FITNESS CLUB AND SPA

                  MANAGEMENT AND PRE-OPENING SERVICES AGREEMENT


                                     between


                           TERREMARK BRICKELL II LTD.

                                           as Owner,

                                       and

                          THE SPORTS CLUB COMPANY INC.

                                          as Operator,



                                    PREMISES:

                                Millennium Tower,
                                   located at
                            1435-1441 Brickell Avenue
                          Miami, FloridaJanuary 1, 2003







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









                              FITNESS CLUB AND SPA
                              --------------------
                  MANAGEMENT AND PRE-OPENING SERVICES AGREEMENT
                  ---------------------------------------------


     THIS FITNESS CLUB AND SPA MANAGEMENT AND PRE-OPENING SERVICES AGREEMENT (the "Agreement") is made and effective as of the 1st day of January, 2003 (the "Effective Date") by and between TERREMARK BRICKELL II LTD., a Florida limited partnership ("Owner"), and THE SPORTS CLUB COMPANY, INC., a Delaware corporation ("Operator").

                               STATEMENT OF FACTS

     A. Owner intends to subject all of the real property located at 1431 1441 Brickell Avenue in Miami, Florida (as more particularly described and identified in the Declaration (as hereinafter defined), the "Premises"), to the terms, conditions, provisions and covenants set forth in a Declaration of Covenants, Restrictions and Easements for Millennium Tower in more particularly described on Exhibit B, with such revisions, deletions or additions as Owner shall deem necessary, appropriate or desirable in its sole discretion (as the same may be amended, revised and/or restated from time to time, the "Declaration"), which Declaration shall be recorded with the office of the County Clerk in and for Dade County, Florida.

     B. Owner is, and after submission of the Premises to the terms of the Declaration shall continue to be, the fee owner of the Hotel Lot (as such term is defined in the Declaration), which Hotel Lot is being developed by Owner as a world class hotel (the "Hotel") and will be managed, upon completion, by Four Seasons Hotels Limited ("Hotel Manager") on behalf of Owner pursuant to and in accordance with that certain Hotel Management Agreement dated December 26, 2000 (as the same may be amended, revised or restated the "HMA") made by and between Owner and Hotel Manager.

     C. Owner is, and after submission of the Premises to the terms of the Declaration shall continue to be, the fee owner of the Spa Lot (as such term is defined in the Declaration) which shall consist of approximately 44,000 square feet, exclusive of mechanical rooms, stairs and core elements (the "Club Lot").

     D. Owner intends to construct, develop, improve, build out, furnish and equip the entire Club Lot (x) in part, as a full-service, luxury spa (the "Spa") and (y) in part, as a first class fitness/health club facility, together with associated salon, juice bar, retail and sports club/fitness amenities (collectively, the "Fitness Facility"; and together with the Spa, being referred to herein, collectively, as the "Club").

     E. Although Hotel Manager will not be directly involved with the operation or management of the Club and Operator will not be directly involved with the operation of the Hotel, Operator and Owner acknowledge and agree that it is essential to the proper functioning of the Club and the Hotel that Operator and Hotel Manager coordinate operations of the Club and the Hotel and the residential and other components of the Premises in order to create an appropriate guest experience for (x) hotel guests, residential unit owners, tenants of the residential, office and retail components of the Premises and members of the Club ("Club



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



Members") at the Club, and (y) for hotel guests, residential unit owners, Club Members and patrons of the Club at certain facilities of the Hotel.

     F. Based on Operator's extensive experience in opening and operating various first class health club facilities, salons, retail establishments, juice bars and sports clubs under the name "Sports Club/LA(TM)", Owner desires to have Operator, as an independent contractor, manage and operate the Club in accordance with, and subject to, the terms and conditions of this Agreement.

     G. Operator desires to manage and operate the Club for Owner, as an independent contractor, in accordance with, and subject to, the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Owner and Operator hereby agree as follows:

                              TERMS AND CONDITIONS

                                   Article I.
                          Engagement of Operator; Term
                          ----------------------------

     1.1 Engagement of Operator

          (a) Engagement of Operator. Owner hereby appoints, authorizes and engages Operator, as an independent contractor, to act as the exclusive operator and manager of the Club during the Term (as hereinafter defined) with exclusive responsibility for, and control over, the operation, management, supervision and direction of the Club (and its staff) as a luxury spa and first class health/fitness club, which appointment and authorization is subject only to the terms, conditions, restrictions, limitations, and approval rights set forth in this Agreement.

          (b) Authority of Operator. Subject to compliance (except where such compliance is specifically excused hereunder) with the Minimum Standard, the Operating Criteria, the Membership Marketing Plan and each applicable Annual Plan and Approved Budget (as such terms are hereinafter defined), the Operator is hereby authorized, directed and required to take all actions necessary to operate the Club in accordance with the Minimum Standard, including, without limitation, the following actions:

               (i) Determine, in a manner consistent with the Membership Marketing Plan, all terms for admittance and charges for membership, guests, commercial space and other amenities and services provided at or with respect to the Club and establish entertainment policies (including pricing) with respect to the Club and implement the Membership Marketing Plan;

               (ii) Determine all credit policies with respect to the operation of the Club, including entering into policies and agreements with credit card organizations;



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



               (iii) Determine all labor policies, including wage and salary rates and terms, fringe benefits, pension, retirement, bonus and employee benefit plans, collective bargaining agreements (provided, however, that no collective bargaining agreements, pension or retirement plans concerning all or some of the employees of the Club shall be executed unless and until Owner has approved of same in its reasonable discretion, after full disclosure of all material terms to Owner) and hiring or discharge of all employees with respect to the Club, subject to Owner's right to approve the general manager of the Club;

               (iv) Arrange in Operator's name (or in the name of a Permitted Assignee (as such term is hereinafter defined)) for utility, telephone, vermin extermination, trash removal and other necessary services for the Operation of the Club;

               (v) Establish all advertising, public relations and promotional policies with respect to the Club, including all paid advertising, press releases and conferences and complimentary policies; provided, however, that if, and to the extent, any such materials or policies constitute a material or substantial variance from, or are inconsistent in any material respect with, the applicable Membership Marketing Plan, or involve the use of the name or trademarks of either Owner or Hotel Operator, then, in each such case, Operator shall give Owner at least ten (10) business days prior notice of its intention to implement such policy or distribute or publish such materials (including a copy thereof) and Owner's approval thereof which approval (except with respect to Hotel Operator's name or trademark) will not be unreasonably withheld and shall be deemed to have been given if Owner fails to respond within the ten (10) business days, provided, that Operator has advised Owner in writing that Owner's failure to timely respond to Operator's request for Owner's approval shall result in Owner being deemed to have given its approval thereto (provided further that Owner shall have ten (10) business days from such notice before Owner's approval shall be deemed to have been given);

               (vi)  Purchase  on  behalf  and  for the  account  of  Owner  all inventories and all necessary or desirable additions to and replacements of supplies and such other services and merchandise as are necessary for the proper operation of the Club;

               (vii) Enter into licenses, concession agreements and other undertakings in the name of Operator (or in the name of any Permitted Assignee) as Operator shall from time to time consider appropriate for the operation of the Club, provided that all such agreements shall be expressly subject and subordinate to this Agreement and shall be terminable, at the option of Owner, immediately following the termination of this Agreement, unless Operator has previously exercised its option to lease the Club Lot, in which case any such agreements may continue in force until such time as the lease expires or is terminated;

               (viii) After Owner's reasonable approval, except in cases of expenditures of less than twenty thousand dollars ($20,000) per occurrence or less than fifty thousand dollars ($50,000) in the aggregate for any Fiscal Year, hire such persons or organizations as Operator may deem necessary to provide advice with respect to Operator's performance hereunder, including attorneys, accountants and other professionals and specialists such as interior design, lighting, fixtures, acoustics, etc., after prior written notice to Owner;

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

               (ix) To the extent authorized in the applicable Annual Plan and consistent with the Applicable Budget, or otherwise, in case of emergency (i.e. in order to prevent imminent damage to persons or property, but, in such cases, only with the prior written or oral consent of Owner if the cost of same is reasonably expected to exceed $20,000), cause all needed repairs and maintenance to be made to the Club and cause all such other things to be done in and about the Club as shall be necessary to comply with all requirements of governmental authority, boards of fire underwriters and other bodies exercising similar functions (and Operator shall send Owner a copy of any notice received ordering compliance with any such requirement);

               (x) Invoice or bill Club Members for all initiation fees, periodic dues and other Club-related charges, collect all initiation fees, membership dues and all other accounts receivable relating to the operation of the Club, including any amounts due for services rendered or merchandise sold at the Club, other than those fees, charges, dues and accounts receivable which Operator deems appropriate to write off in the ordinary course of business in a manner consistent with the Operating Criteria (as such term is hereinafter defined) and the Minimum Standard, provided that Owner's consent shall be required as to any writeoffs which, when aggregated with all other writeoffs in a given Fiscal Year, exceed $15,000 in such Fiscal Year; provided, however, for purposes hereof, "writeoffs" shall not include adjustments  to the books  and  records  of the Club  made to  reflect reversals of fees and dues which have been accrued but not earned. Operator shall install and maintain an accurate and efficient billing and accounting system for receipts, which shall be compatible and coordinated with the Hotel's POS system. In connection with Operator's collection of dues and other accounts receivable only, Operator may take any actions, including, without limitation the termination or deactivation of Club Memberships and/or the commencement of appropriate legal actions or proceedings, which are reasonably necessary to effect such collections, provided, that in deciding whether or not to commence any such collection actions, Operator shall act in a manner consistent with the Minimum Standard; and provided, further, that no such action may be brought in the Owner's name without the prior written consent of Owner.

               (xi) In addition to the collection actions referred to above, institute and defend such other actions or proceedings at law or in equity in the name of Operator or the Club, utilizing counsel selected by Operator, which Operator (acting in a manner consistent with the Minimum Standard) shall deem reasonably necessary or proper in connection with the routine operation of the Club, including the defense of any legal actions brought against the Club and/or the institution of dispossessory, eviction and trespass suits provided, that, with respect to any litigation where Owner or the Club is potentially subject to any liability in excess of $10,000, then, unless such action is adequately defended and covered by insurance maintained by the Club, Owner reserves the right to (x) approve the counsel designated by Operator, (y) participate in and be kept fully informed of all significant developments related to such actions and
          (z) approve, in its reasonable discretion, any settlement of such action, any confession of judgment or the interposition of any new claims or defenses in such action; and

               (xii) Subject to Owner's approval rights with respect to the general manager of the Club (Owner agreeing to approve or disapprove any candidate for such position within ten (10) business days of Operator's request for such approval, provided that Owner is given an opportunity to interview such candidate) and subject further to the applicable

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

          Approved Budget, Operator shall also have the sole right to select, appoint and supervise, in its sole but reasonable discretion, the general manager and such other personnel as Operator may deem necessary or desirable for the proper operation, maintenance and security of the Club. The general manager and all other personnel at the Club shall be employees of the Operator and, subject to Owner's approval rights with respect to the general manager of the Club and subject further to the applicable Approved Budget, the terms of the hiring and firing thereof shall be at the sole but reasonable discretion of Operator. Owner shall have no right to supervise or direct any such employees.

               Operator  hereby  accepts  such  appointment,  authorization  and
               engagement   and  covenants   and  agrees  to  use   commercially
               reasonable efforts to maintain, manage and operate the Club, during the Term, as a luxury spa and first class health/fitness club, and, in all respects, in accordance with the Minimum Standard and the terms and conditions set forth herein.

               (c) Owner's Responsibility: Subject to the provisions of this Agreement and the applicable Annual Plan and Approved Budget and
          Section 4.1(b) of this Agreement, Owner shall provide the necessary funds and in all other reasonable respects allow the Club to be developed, constructed, furnished, equipped operated, managed, supervised, directed, serviced and marketed by Operator as a luxury spa and first class health/fitness club in accordance with the Minimum Standard (as hereinafter defined), and shall fulfill in a timely manner all of its obligations under this Agreement.

               (d) Sublease or Submanagement of the Salon Component. Anything to
          the contrary set forth in Section 1.1 notwithstanding, unless otherwise directed by Owner in writing, Operator shall make commercially reasonable efforts to sublease the salon component of the Club (the "Salon") or hire an independent submanager for the Salon. If Operator presents Owner with a suitable submanager or sublessee (i.e. one having (i) as demonstrated through financial statements prepared by a firm of certified public accountants reasonably satisfactory to Owner, the financial wherewithal to meet its obligations under the sublease or sub-management agreement and (ii) at least three (3) years experience managing and/or operating luxury salons meeting the Minimum Standard), Owner will not unreasonably withhold approval of said submanager or sublessee. Objective criteria for the minimum standard of operation of the Salon shall be included in the Operating Criteria that have been approved by Owner, but shall in no event be of a lesser standard than the standard currently being maintained in those Salon's being operated by Operator in those certain other mixed use facilities developed by Owner's affiliates and located in San Francisco, California, Boston, Massachusetts and Washington, D.C. (collectively, the "Other Millennium Partners Projects"). Any lease, sublease or sub-management agreement relating to the Salon shall be subject and subordinate in all respects to this Agreement and co-terminous with this Agreement (unless Operator shall have previously exercised its option to lease the Club Lot, in which case such lease or sub-management agreement shall be co-terminus with the lease) and shall automatically terminate upon the termination hereof.

               (e) Minimum Standard. Subject to the provisions of Section 4.1(b), at all times during the Term of this Agreement, Operator shall operate the Club, and all components thereof other than the Spa, in a manner consistent with the standard maintained at The Sports

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          Club/LA facilities  located in the Other Millennium  Partners Projects as of the date of this Agreement (the "General Club Standard"). In addition, subject to the provisions of Section 4.1(b), Operator shall maintain the Spa in compliance with each of the qualitative criteria,
          aesthetic   components,   services   standards  and  other   standards
          identified on Schedule 1.1(e) hereof (the parties agreeing that each of such standards are intended to be on a par with the equivalent standards maintained at the spa in the Mandarin Hotel, in Miami, Florida as of the date of this Agreement) (the "Spa Standard") (the General Club Standard and the Spa Standard hereinafter collectively referred to as the "Minimum Standard"). For the avoidance of doubt, Owner and Operator acknowledge and agree that Operator's obligation to operate the Club in compliance with the Minimum Standard and Owner's obligation to approve budgets or otherwise provide funds in amounts sufficient to permit Operator to comply with the Minimum Standard will not require additions to or improvements upon the FF&E package
          originally   installed   in  the  Club,   unless  such   additions  or
          improvements  are agreed to by Owner  acting in its sole and  absolute
          discretion   (and  without  regard  to  any   obligation   under  this
          Agreement), as part of the budget approval process. By way of example, if the Sports Club/LA facilities at the Other Millennium Partners Projects each add a boxing studio, Owner shall not be obligated to fund the provision of same, unless Owner acting in its sole and absolute discretion, agrees to do so.

     1.2 Term and Extension. The term of this Agreement (the "Term") shall commence on the Effective Date and shall end, unless sooner terminated as herein provided, on the day immediately preceding the fifth (5th) anniversary of the first day of the month following the date when, as publicly announced, the Club shall be formally opened to the public for the regular conduct of business (the "Opening Date"). Owner and Operator agree that the Opening Date shall be no later than the day (the "Outside Opening Date") which is thirty (30) days after Owner notifies Operator in writing (a "Substantial Completion Notice") of the "substantial completion of the Club" (as defined in Section 1.4); provided, however, that, if the Opening Date is delayed beyond the Outside Date due solely to unanticipated delays caused by Owner or its agents, then, at the option of Operator (which option shall be exercised, by a written notice delivered to Owner within ten (10) business days of Operator's receipt of the Substantial Completion Notice), the Outside Opening Date shall be adjourned by the number of days of unanticipated delay in the opening of the Club which are directly attributable to unanticipated delays caused by Owner or its agents.

     1.3   Post-Term Lease Option and Right of First Consideration.

          (a) Lease Option. Provided that (i) this Agreement has not previously been terminated in accordance with its terms or applicable law, and (ii) Operator is not in default hereunder, beyond the expiration of any applicable grace, notice or cure periods as of either (x) the date of its purported exercise of its option to lease the Club Lot or (y) the last day of the Term, then Operator may elect to lease the Club Lot for a term (the "Lease Term") commencing on the day next following the end of the Term and ending on the tenth (10th) anniversary of such day, along with four (4) extension options of five (5) years each, upon the terms and conditions set forth in that certain Agreement of Lease annexed hereto as Exhibit C (the "Lease Agreement") by executing and delivering to Owner five (5) executed copies of the Lease Agreement together with the security deposit required under the Lease Agreement and first and last month's rent. Such election shall be made by Operator, if at all, in writing at least one hundred eighty (180) days prior to the expiration of the Term but no earlier than one year prior to

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     the end of the Term, as to which dates,  TIME SHALL BE OF THE ESSENCE.  The provisions of this Section 1.3 are expressly  subject to the  provisions of
     Section 1.5.

          (b) Right of First Consideration. If Operator fails to duly exercise its option to lease the Club Lot, within the time allotted under Section 1.3(a) of this Agreement, then Owner may either (x) cause the Hotel Operator to manage and/or operate the Club, as part of the Hotel, on such terms as may be agreed upon by Hotel Operator and Owner, in Owner's sole and absolute discretion, (y) lease the Club Lot to a third party at an annual rent of $1,600,000 and on the other terms (with such immaterial deviations thereto as may be agreed to by Owner) set forth in the Lease Agreement (the "Minimum Lease Terms") or (z) subject to Operator's limited right of first consideration described below (the "First Consideration Right"), lease the Club Lot to a third party for an annual rent of less than $1,600,000 (or otherwise on terms less favorable to Owner than the Minimum Lease Terms), which First Consideration Right shall be subject to and exercisable only in strict accordance with the provisions of this
     Section 1.3(b).

     If, at any time within one (1) year after the expiration of the Term (the "Option Period"), Owner desires to lease the Club Lot (on terms less favorable to Owner than the Minimum Lease Terms), then Owner shall deliver a notice (the "Offer Notice") to Operator in accordance with the notice provisions of this Agreement which Offer Notice shall set forth and constitute an offer to lease the Club Lot to Operator for the fixed base rent and any additional rent and on the other terms set forth in the Offer Notice (which shall include, at a minimum, the minimum term, the security deposit, any additional rent, any rent concessions and construction or fit-out allowances and any other material terms which deviate from the Minimum Lease Terms), and in accordance with the terms and provisions of this Section 1.3(b) (collectively, the "Offer Terms"). In the event Operator desires to lease the Club Lot on the Offer Terms, then Operator, within 30 days of Owner's sending of the Offer Notice (the "Election Period"), shall send to Owner, in the manner provided above, a notice (an "Election Notice") setting forth Operator's agreement to lease the Club Lot on the Offer Terms.

     Following Operator's delivery of the Election Notice, the parties agree to make good faith efforts to expedite the negotiation and execution of a final lease agreement (which shall be in the form of the lease agreement annexed hereto, revised only to the extent necessary to incorporate the Offer Terms; as so revised, the "Revised Lease") within a reasonable period of time. The foregoing notwithstanding, if Owner and Operator have not agreed to the terms of the Revised Lease on or before the forty-fifth (45th) day after the date on which the Election Notice was sent by Operator, then the parties shall execute the Lease Agreement (to which the parties shall annex the Offer Terms as an Exhibit) together with a rider thereto stating that the terms of the Lease Agreement shall be deemed revised, modified and amended to the degree necessary to incorporate the Offer Terms (as so modified, the "Supplemented Lease") and that, in the event of any discrepancy, inconsistency or conflict between the terms of the Lease Agreement and the Offer Terms, then the Offer Terms shall control and bind the parties. If the Operator does not deliver to the Owner a signed copy of the Revised Lease or the Supplemented Lease, as applicable, together with any monies required thereunder to be paid prior to commencement (e.g., security deposit and prepaid base rent) within such 45 day period, then Operator shall be deemed to have failed to timely send an Election Notice, provided, that Owner previously advised Operator, in writing, that Operator's failure to execute the Revised Lease or the

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Supplemented  Lease and remit the  necessary  monies  within  such 45 day period shall result in Operator being deemed to have failed to timely deliver an Election Notice.

     If Operator does not deliver to Owner an Election Notice (or in the event that Operator is deemed to have failed to timely do so) during the Election Period, TIME BEING OF THE ESSENCE with regard to any such delivery, then Owner may immediately and at any time thereafter lease the Club Lot to any third party on the terms set forth in the Offer Sheet or on terms which are more favorable to the Owner (as determined by Owner, in its reasonable discretion) and Operator shall be deemed to have waived and affirmatively relinquished the First Consideration Right and any and all rights in and to the Club and the Club Lot.

     Anything to the contrary set forth in this Section 1.3(b) notwithstanding, if, Owner delivers an Offer Notice to Operator and Operator does not deliver an Election Notice to Owner and, subsequently, during the Option Period, Owner desires to lease the Club Lot on terms which are less favorable to Owner than the Offer Terms, Owner shall deliver to Operator a supplemental Offer Notice specifying revised Offer Terms and Operator may thereafter, during the Election Period (commencing with the sending of the supplemental Offer Notice), elect, in accordance with this Section 1.3(b), to lease the Club Lot on the revised Offer Terms and as otherwise provided in this Section 1.3(b).

     Anything to the contrary set forth in this Agreement notwithstanding, any agreement with the Hotel Operator to manage and/or operate the Club shall not be subject to the First Consideration Right nor to the terms, conditions or requirements of this Section 1.3(b). Operator and Owner agree and declare that the Right of First Consideration is personal to Operator and may not be transferred, assigned, pledged or conveyed, either voluntarily, by operation of law or otherwise (including by will), to any other person or entity. Owner and Operator acknowledge and agree that Operators First Consideration Rights shall expire and terminate on the date which is one year after the expiration of the Term or, if earlier, the termination of this Agreement.

          1.4 Substantial Completion. For purposes of Section 1.2 hereof, Owner's written notice to Operator of "substantial completion of the Club" shall include written certification by the Owner's architect of the substantial completion of the improvements comprising the Club, together with a copy of the permanent or temporary certificate of occupancy (or equivalent certification by the appropriate building authorities) covering the Club. The parties further agree to execute a confirmatory letter establishing the exact Opening Date hereunder, based upon Section 1.2.

          1.5 Relation of the Parties. Owner and Operator acknowledge that in performing its duties hereunder and managing and/or operating the Club, Operator shall act only as the appointed representative of Owner in accordance with the terms hereof. Nothing herein shall constitute or create any other relationship, including without limitation, a partnership or joint venture. Anything to the contrary set forth herein notwithstanding, Owner and Operator hereby acknowledge and agree that this Agreement does not grant, convey or demise to Operator, directly, indirectly, by operation of law or otherwise, any lease, license, sublease, use or occupancy rights or any other possessory interest in and to any portion of the Club Lot or any other portion of the Premises and, except if, when and to the extent
     (x) Operator duly exercises its option to lease the Club Lot pursuant to and in accordance with the provisions of Section 1.3

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     hereof,  and (y) the annexed Lease  Agreement  becomes  effective,  nothing herein or in the Lease Agreement annexed hereto shall be deemed to grant, transfer or assign to Operator any tenancy, license or other occupancy or use rights other than those necessary for it to perform its obligations as operator and manager of the Club on behalf of Owner. Neither party shall represent that its relationship to the other is other than as provided for in Section 1.1 and this Section 1.5.

          1.6   Operator's   Representations.   Operator   makes  the  following
     representations to Owner, all of which shall survive the execution, delivery, performance or termination of this Agreement:

               (a) Operator is duly organized, validly existing, and in good standing under the laws of the state of its incorporation, and has complied, and shall continue to comply, with all applicable laws in order to conduct its business in the jurisdiction or state where the Club is located;

               (b) Operator has all power and authority required to execute, deliver, and perform its obligations under this Agreement, and Operator has, or will have when necessary, sufficient staff and other resources, each of whom is sufficiently experienced and qualified, to carry out Operator's duties hereunder in accordance with the standards set forth herein;

               (c) The execution, delivery and performance of Operator's obligation under this Agreement have been duly authorized by all necessary action on the part of Operator, its directors and stockholders;

               (d) No consents, approvals, releases, waivers, resolutions, certificates or notices to or of any other persons or persons, other than those previously procured by Operator, are necessary in order for Operator to execute this Agreement and perform its obligations hereunder;

               (e) Operator is not subject to any agreement, judgment, judicial order, contract or other enforceable instrument or ruling which would have a material, adverse impact on Operator's ability to lawfully, timely and efficiently perform its obligations hereunder; and

               (f) Operator has, or will have (x) on or before the Opening Date, all licenses and permits which are necessary to commence the operation of all of the components of the Club and, (y) at all times during the Term of this Agreement, all licenses and permits which, from time to time, are necessary for Operator to legally and validly execute, deliver and perform its obligations under this Agreement, it being agreed that (i) Owner shall provide its reasonable cooperation to Operator and shall execute any applications reasonably requested by Operator which must be signed by the Owner of the Club in order to facilitate the procurement of such licenses and permits and (ii) Operator shall not be obligated to procure or maintain any licenses or permits if, but only to the extent that, the procurement or maintenance of same has been prevented by (A) the Owner's failure to satisfy its obligations under clause (i) above or (B) any unanticipated conditions at the Club, which exist due to no fault of the Operator; and.

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               1.7 Fiscal  Year.  As used herein,  the term "Fiscal  Year" shall mean a period of twelve (12) consecutive calendar months included in the Term and ending on December 31st, except that the first Fiscal Year hereunder shall commence on the Opening Date and shall end on December 31st of the calendar year in which the Opening Date falls. Any costs, fees or obligations arising in a Fiscal Year during the Term which is not comprised of twelve (12) consecutive months (i.e., the first Fiscal Year if commencing on any day other than January 1), shall be prorated based upon the number of days in such Fiscal Year (based on a 360 day year). In the event that there shall be a termination of the Term on a date other than December 31st, the last Fiscal Year hereunder shall end on such date of termination.

                                  Article II.
                   Construction of Club; Installation of FF&E
                   ------------------------------------------

          2.1 Construction and Costs. Notwithstanding any contrary provision of this Agreement, except as set forth in Section 2.2, Owner shall be responsible, at its sole cost and expense, for construction of a luxury spa and first class health/fitness club in accordance, in all material respects, with the specifications annexed hereto as Exhibit D-1 (as the same may be hereafter modified and/or supplemented the "Construction
     Specifications"). The Construction Specifications include, without limitation, the construction of the shell building (to the extent necessary to operate the Club), all related building components and "soft costs" necessary to complete the Club, but exclude all furnishings, fixtures and equipment set forth on the FF&E Specifications (as hereinafter defined). The construction of the Club shall be performed in accordance with that certain Construction Management Agreement dated as of December 19, 2000, as amended (the "CMA") between Owner and Bovis Lend Lease ("Construction Manager"). Owner shall cause the Club to be constructed by Construction Manager in a good and workmanlike manner, using new and high quality materials, and in accordance, in all material respects, with the Construction Specifications, and in all respects being sufficient to permit the Operator to meet the Minimum Standard.

          2.2 Provision and Installation of FF&E. In addition to its obligations under Section 2.1 hereof, Owner shall also be responsible for paying all the costs associated with furnishing, fixturing and equipping the Club in accordance with the FF&E Specifications set forth on Exhibit D-2 hereof (as the same may be modified and/or supplemented, the "FF&E Specifications"; and, together with the Construction Specifications being referred to herein collectively as the "Construction and FF&E Specifications"), including all furniture, fixtures and equipment required for the operation of a luxury spa facility and first class health and fitness club ("FF&E") and all operating supplies and equipment required to meet the Minimum Standard (the "OS&E"). Anything to the contrary set forth in the preceding sentence notwithstanding, Owner reserves the right, in its sole discretion, to acquire any of the FF&E by lease, installment purchase or other financing arrangement it may choose and may cause any periodic payments to be made as part of the Club's operating expenses. Subject to Owner's obligation to pay for same, Operator and Owner shall be jointly responsible for selecting, purchasing and procuring all FF&E and all OS&E (as hereinafter defined), and for implementing, supervising and managing the installation of all FF&E in accordance with the FF&E Specifications (which joint responsibilities are described more fully in Exhibit D-2 attached hereto). Operator shall, at Owner's cost and expense, but subject to the applicable Approved Budget, implement, supervise and manage the installation of the OS&E in accordance

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

     with the FF&E Specifications. All operating supplies and equipment, which installation shall be performed in a good and workmanlike manner and as may otherwise be required to fit-out and operate a luxury spa facility and first class fitness club meeting the Minimum Standard. Operator hereby acknowledges that it has reviewed the FF&E Specifications and that the installation of the FF&E and OS&E identified therein will be sufficient to permit the Operator to meet the Minimum Standard.

                                  Article III.
                         Operator's Pre-Opening Services
                         -------------------------------

          3.1 Technical and Operating Assistance. From the Effective Date until the later of (x) the Opening Date and (y) the date on which all FF&E and OS&E have been installed in the Club in accordance with the FF&E Specifications (as determined by Owner, in its reasonable discretion), Operator shall perform the services required under Section 2.2 of this Agreement and all other services reasonably requested by Owner which relate to (x) the design, furnishing, and all other activities and services related to the preparation of the Club for opening in accordance with the Minimum Standard and (y) the pre-opening marketing and promotion of the Club and the sale of memberships in the Club (each, a "Club Membership") including, without limitation, the following services (collectively, the "Pre-Opening Services"):

               (a) Provide technical support and consulting services, as requested by Owner, relating to (i) the design, layout, development, equipping, furnishing, set up, construction and pre-opening of the Club; (ii) the preparation, modification, supplementation and further development of the Construction and FF&E Specifications; (iii) development and implementation of a critical path of construction with respect to the installation of FF&E and all operating supplies and equipment necessary to operate the Club (the "OS&E") in order to achieve a standard of utility, services, amenities, quality and luxury which shall meet or exceed the Minimum Standard, (iv) preparing, updating, revising and reviewing with Owner, as and when requested, an outline of the responsibilities of all specialist engineers and designers, such as those involved with the design and layout of the Spa, Salon, juice bar and the area in which the exercise equipment is located; (v) assisting Owner in the selection of designers, contractors and engineers, including, without limitation, providing assistance in defining the scope of services required and negotiating the fees to be paid to such professionals; (vi) assisting Owner with the preparation of a Club organization chart outlining, among other things, the identity of all individuals involved in the development and construction of the Club and their responsibilities; (vii) meeting with Owner and all designers, architects and engineers in order to develop, review and revise the Operating Criteria (as hereinafter defined), the operating pro forma and supporting rationale, the design standards schedule, the Pre-Opening Budget, and the responsibilities, sources of direction, budget control and reporting functions of specialist designers; and (viii) attending all meetings, either in person or by telephone, as reasonably requested by Owner to assist in the development and finalization of the schematic design drawings, which meetings shall in no event exceed one per month;

               (b) Operator has already prepared, and Owner has approved, the budget for the period commencing on the Effective Date and continuing through the Opening Date (the "Pre-Opening Budget"), a copy of which is attached hereto as Exhibit "E";

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

               (c) Operator has already prepared and delivered to Owner, a proposed pro-forma operating statement for the first five (5) fiscal years of the Club, a copy of which is attached hereto as Exhibit "F" and Owner shall approve or provide comments to same on or before September 1, 2003;

               (d) Provide Owner with (i) information regarding the cost of the FF&E and OS&E generally used in spa/fitness club operations of a quality commensurate with the Minimum Standard and (ii) the benefit of its procurement services in connection with the sourcing and purchase of the FF&E and OS&E at Operator's procurement costs;

               (e) Procure, at Owner's expense (as an operating expense and, to the extent permitted by Applicable Law (as herein defined), in the names of both Owner and Operator), all permits and licenses and concession agreements necessary to operate the Club for the purposes described in Article IV below, including, without limitation, any and all health and operating permits from the appropriate governmental authorities, excluding the permits for construction, building and life safety systems to be obtained by Owner (such permits and licenses being defined collectively as the "Operating Permits");

               (f)  Secure,   at  Owner's  expense  and  at  Owner's   election,
          agreements for the provision of all requisite utility services, including without limitation, electricity, hot and cold water, gas, heat and air-conditioning, refuse removal and telephone service;

               (g)  Market  and  sell  Club  Memberships   pursuant  to  and  in
          accordance with the approved Membership Marketing Plan;

               (h) In conjunction with Owner, issue all necessary  directives to the Owner's architect, Construction Manager and such other contractors and designers as shall be engaged by Construction Manager, Owner or Operator in connection with the implementation of the Construction and FF&E Specifications (with Owner's express understanding and acknowledgement that Operator is not licensed in any of these areas and will comment based solely upon its practical experience); review and comment on all drawings and specifications submitted by the various architects, specialist contractors and/or designers, review and comment upon all mechanical and electrical documents and specifications and provide assistance when requested for contractors and designers to design the optimal energy management system for the energy efficiency of the Club (again, based upon Owner's express understanding and acknowledgement that Operator's comments will be based solely on its practical experience in these areas); provide all necessary technical information for specialist systems for the Club, including (without limitation) computer systems to be incorporated in the FF&E Specifications;

               (i) Coordinate all work to be performed by, or at the direction of, Operator, in connection with the installation of the FF&E and OS&E with the continuing work being performed by Construction Manager in all portions of the Premises, including the portion of the Premises comprising the Club to ensure that the Club, as contracted, furnished, fixtured and equipped will be able to meet the Minimum Standard and use its commercially reasonable efforts to avoid conflict among the persons engaged in building out and equipping the Club (including the Construction Manager) and all persons engaged by Operator in connection with its performance of the Pre-Opening Services and/or the installation of the OS&E and/or FF&E;

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

          recommend and assist Owner in implementing a detailed system of inspection of all deficiencies identified pursuant to Section 3.4, below, attend design and construction meetings as required to assist in the resolution of problems, to expedite construction and to co-ordinate same with the timetable for the installation of FF&E and OS&E (with the express understanding that any meetings required by the Owner other than those identified, or for which provision is made, in the Pre-Opening Budget shall be attended by Operator, with all travel and related expenses to be paid for or reimbursed to Operator by Owner outside of the agreed upon budget);

               (j) Prepare and submit to Owner, on a monthly basis, a complete report of costs and expenditures for the marketing, operating and staffing of the Club commencing with the first month following Owner's approval of the Pre-Opening Plan and Budget;

               (k) Assist Owner regarding sourcing and purchasing of all FF&E and OS&E required to be installed at the Club, and verifying all quantities of furnishings stated by the interior designers; verifying that the cost of all FF&E and OS&E fits within the Pre-Opening Budget; sourcing and obtaining competitive bids for FF&E and OS&E where appropriate; and coordinating the preparation or the design of, or the selection of, uniforms, menus, collateral, exercise-related equipment, spa products and treatments;

               (l) Following substantial completion of the fit-out of the Club and the installation of the FF&E and OS&E, with respect to FF&E and OS&E, assist Owner to: (i) inspect all areas and components of the club; (ii) compare same to the Construction and FF&E Specifications;
          (iii) prepare deficiency lists (e.g., punch lists); (iv) identify and direct the rectification of all deficiencies; (v) carry out a final inspection of the Club on completion of the rectification of all known deficiencies; (vi) purchase replacements for damaged or stolen items of FF&E or OS&E; (vii) prepare a final purchasing report for FF&E and OS&E, including (without limitation) a reconciliation to the Pre-Opening Budget; and (viii) prepare a set of drawings, a list of local service companies, a set of purchase orders and a summary of all guarantees received in connection with furnishing and equipping the Club; and

               (m) Develop (in conjunction with Owner) standards for the operation and maintenance of the Club (the "Operating Criteria"), including, without limitation, rules governing the use of the Club by its members and guests (including spa patrons and hotel guests) and work rules for Club employees.

     3.2 Pre-Opening Budget Approval. Owner has received and approved the Pre-Opening Budget, a copy of which is attached hereto as Exhibit E. Owner and Operator must agree in writing to any additions, deletions or modifications to the Pre-Opening Budget.

     3.3 Outside Delivery Dates for Certain Pre-Opening Services.

          (a) Anything to the contrary set forth herein notwithstanding, the following items have been, or will be, submitted by Operator for Owner's approval, by the respective dates specified below:

               (i) Operator has submitted and Owner has approved the Pre-Opening Budget, covering all estimated costs and expenses to be incurred by Owner and/or the

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          Club prior to the Opening Date in connection with the  installation of the  FF&E  and  OS&E,  the  hiring  and  training  of  employees,  the
          development  of  operating   procedures  and  all  other   pre-opening
          activities, together with a Sale/Marketing Plan for the pre-opening period;

               (ii) By July 1, 2003, Operator shall submit and Owner shall approve a business and marketing plan, covering the period from October 1, 2003 through September 30, 2004, for the post-opening operation of the Club and the marketing and sale of Club Memberships (a "Membership Marketing Plan");

               (iii) On or before May 1, 2003, a timeline and critical  path for
          the  Pre-Opening  Services  and  related  activities   concerning  the
          preparation of the Club for opening;

               (iv) On or before May 1, 2003, a description of anticipated synergies;

               (v) On or before May 1, 2003, Operator will submit a five (5) year pro-forma operating statement;

               (vi) At least 90 days prior to the scheduled Opening Date, a proposed draft of the Operating Criteria; and

               (vii) At least 90 days prior to the scheduled Opening Date, an Annual Plan (as defined in Section 4.4 below) for the first Fiscal Year of operations.

          (b) Owner and Operator hereby covenant and agree to act reasonably and in good faith in negotiating a Membership Marketing Plan, an Annual Plan for the first full Fiscal Year and an Approved Budget for the first full Fiscal Year. However, if, despite the reasonable, good faith efforts of Owner and Operator, the parties are unable to agree on a Membership Marketing Plan, an Annual Plan for the first Fiscal Year and/or an Approved Budget for the First Fiscal Year on or before July 1, 2003, then either Operator or Owner may terminate this Agreement on at least ten (10) business days notice to the other at any time prior to the approval of the same.

     3.4 Deficiencies.

     At any time on or before the tenth (10th) day following the Opening Date, Operator may prepare and deliver to Owner a listing (a "Punchlist") of all work not completed in substantial accordance with the Construction and FF&E Specifications (the "Punchlist Items"), which Punchlist shall be prepared with sufficient detail so as to enable Owner to appreciate the alleged defective or incomplete nature of each Punchlist Item, it being agreed that each such Punchlist Item shall be subject to approval by Owner in its reasonable discretion. All such Punchlist Items shall be completed or rectified by Owner as soon as possible following the Opening Date, but in no event longer than three months after the date on which Operator shall have notified Owner of same in accordance with this Section 3.4); provided that, if such punchlist work cannot reasonably be completed or rectified within such three-month period, Owner shall commence such actions within such period and thereafter diligently prosecute such work to completion. Operator shall cooperate in all reasonable respects with Owner in connection with the correction of the Punchlist Items. Subject to Section 4.1(b) hereof, the obligation of Owner to complete such punchlist items shall be limited to, and the cost of such punchlist work shall be funded from,: (x) monies specifically allocated to punchlist work in either the Pre-Opening Budget or the Approved Budget for the first Fiscal Year, in which case such monies shall be disbursed from the Club Operating Account or, in the event that the Club Operating Account has insufficient monies, from Owner, and (y) available monies in the CapEx Reserve, it being acknowledged and agreed that Owner shall not be obligated to fund any other monies in order to complete such punchlist work.

                                  Article IV.
            Operator's Rights and Obligations and Duties During Term
            --------------------------------------------------------

     4.1 Operating Standard.

               (a) The Club shall consist of the following components: (a) first class fitness facilities, (b) the Spa, (c) a retail component, (d) the Salon and (e) a juice bar. Operator shall manage and operate all components of the Club (x) in compliance with the applicable Annual Plan, the applicable Approved Budget, the Minimum Standard and the Operating Criteria (it being agreed that the Operating Criteria shall be prepared by Operator and reasonably approved by Owner prior to the Opening Date and thereafter supplemented and amended from time to time, at Owner's request or with Owner's approval, as shall be necessary to cause the Club to meet the Minimum Standard), (y) in an efficient and cost effective manner in order to maximize profitability and (z) in a manner consistent with the reasonable, prudent and professional management standards of a luxury spa and first class health/fitness club operated as part of a five star, world class hotel and, in addition, shall, at all times, employ that level of skill, competence and diligence as is used by operators of other health/fitness clubs meeting the Minimum Standard. Without limiting the foregoing, Operator shall, on behalf of Owner, implement, or cause to be implemented, the decisions of Owner with respect to the Club and shall conduct the ordinary and usual business of the Club as provided in this Agreement and the Operating Criteria. Anything to the contrary set forth herein notwithstanding, Owner expressly reserves unto itself and Operator acknowledges and agrees that it shall have no right, power or authority to (a) convey or otherwise, transfer, pledge, lease or encumber the Club, the Club Lot or any other portion of the Premises, (b) pledge the credit of Owner, or incur any monetary or other obligation or execute any promissory note, mortgage, deed of trust or security agreement or other contract, lease or other agreement in the name of or on behalf of Owner, other than as expressly permitted under this Agreement, (c) make any structural alterations, replacements or changes to the Club or any other portion of the Premises or, except to the extent identified in the applicable Annual Plan and Approved Budget, make any installations therein or additions thereto, (d) commence, terminate, defend or settle any lawsuits in the name of Owner or (e) incur any expense chargeable to the Club or the Owner other than expenses included in the applicable Approved Budget, except to the extent specifically authorized by Owner in writing.

               (b) Anything herein to the contrary notwithstanding, if Owner fails to (i) correct any Punchlist Item(s) which it is required to correct pursuant to Section 3.4 hereof; (ii) approve any item(s) in any Proposed Annual Budget or certain line items therein reasonably proposed by Operator; (iii) increase the Cap Ex Ceiling in response to a reasonable request therefore received from Operator; or (iv) maintain sufficient funds in the Club Operating

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

          Account to satisfy all payments obligations and debts reasonably anticipated for a one (1) month operating period (any of the events described in subsections (i) through (iv) hereinafter a "Funding Failure"), and, if, Operator notifies Owner, in a writing delivered subsequent to any such Funding Failure, that such Funding Failure will result in Operator being unable to meet the Minimum Standard, then, to the extent that, such Funding Failure causes the Operator to be unable to meet the Minimum Standard, Operator shall be excused from its obligation to meet the Minimum Standard. Additionally, to the extent that any Funding Failure prevents Operator from operating the Club in a manner consistent with the average standard being maintained by Operator, or its affiliates, at its Other Millennium Partners Projects at that time (hereinafter, the "Moveable Standard"), then, Operator may terminate this Agreement after providing the Owner with sixty (60) days notice of such Funding Failure, unless Owner, within such sixty
          (60) day period, corrects such Punchlist Items or funds to the Club's Operating Account the amount(s) necessary to cure such Funding Failure, as applicable.

               (c) Customer Satisfaction. During the Term, Operator shall take reasonable actions to ensure that the Club Members and the hotel guests are satisfied with their experience at the Club. Operator acknowledges that Hotel guests who choose to use the Club during their stay at the Hotel, may be asked by the Hotel Manager, on the Hotel's guest comment card, to evaluate the Club and Operator (the "Hotel Evaluations"). Operator shall send written questionnaires (on the form then being used at the Sports Club/LA facilities being operated at other Millennium Partners projects or on another form reasonably approved by Owner) to all Club Members, no less frequently than once per calendar year, asking them to evaluate the Club and their experience at the Club (the "Sports Club Evaluations"). The results of the Sports Club Evaluations shall be promptly delivered to Owner by Operator, as soon as they become available, together with a comparison of same against the annual evaluations, if any, received from members and guests of the Sports Club/LA facilities operated at the Other Millennium Partners Projects. Additionally, no less frequently than quarterly, Operator shall compile and deliver to Owner consolidated quarterly reports reflecting any complaints received by Operator from Club Members (including the number of times each such complaint was received) and describing any responses thereto made by Operator.

     4.2 Purchasing Standards. All purchases relating to the operation of the Club shall be paid for by Owner but made or arranged by Operator at the best negotiated prices reasonably available (consistent with the Minimum Standard and Operating Criteria), taking advantage of Operator's procurement services, all available discounts, rebates, bulk purchases (including, where feasible, combined bulk purchases with other Sports Club/LA facilities), and other commercially reasonable methods of negotiating the best combination of price and quality, all of which shall inure to the sole benefit of the Club, without any consideration being paid to Operator or its Affiliates in connection therewith other than as reimbursement for actually incurred, out of pocket distribution costs. Subject to Section 4.12 hereof, Operator shall be entitled to enter into agreements, purchase orders or contracts with vendors and suppliers for the provision of goods and services for the Club; provided, however, that the terms of any transaction are in compliance with the Annual Plan and all applicable approved budgets and in substantial conformity with industry standards for an arms-length agreement in the State of Florida. Operator shall order and manage stock levels for all retail products and operating supplies. Additionally, Operator shall make available to Owner and the Club, on an equal basis as these materials are made available to Operator's other clubs, retail products and service

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supplies from the Operator's  distribution  center at distributor cost (plus any actually incurred, out-of-pocket expenses associated therewith which are charged to Operator's other clubs) without mark-up for profit.

     4.3 Management of Leased or Submanaged Spa or Salon Components. If the Spa or Salon is leased to a third party, or is to be submanaged by a third party, in accordance with Section 1.1(d) hereof or otherwise with the consent of Owner, then Operator shall (a) negotiate the terms of the lease or submanagement agreement on behalf of, and subject to the approval of, Owner, (ii) collect all rents, license fees, net receipts and all other monies and other consideration which are payable to the Club, the Owner or Operator under the terms of the sublease or submanagement agreement as applicable (it being acknowledged and agreed that all such monies shall be included as part of and deemed to be part of Gross Revenues of the Club and all monies paid to or on behalf of any such person by Owner or Operator shall be treated as and deemed to be operating expenses of the Club) and (iii) cause such lessee or submanager, as applicable, to abide by and fulfill all of its obligations under the lease agreement or submanagement agreement as applicable. Although Operator will engage commercially reasonable efforts to locate a lessee who will agree to assume the cost for millwork and FF&E, Owner understands that Operator cannot, and does not, guarantee it will be able to locate such a subtenant.

     4.4 Annual Plan and Annual Budget.

          (a) Operator shall prepare and submit to Owner for its approval (x) at least ninety (90) days before the Opening Date, a Proposed Annual Plan (as hereinafter defined) for the initial abbreviated Fiscal Year and the first full Fiscal Year and (y) at least ninety (90) days before the beginning of each Fiscal Year after the first Fiscal Year, a proposed annual plan for the operation of the Club for the immediately following Fiscal Year (each, a "Proposed Annual Plan" and, to the extent approved by Owner, an "Annual Plan") which Proposed Annual Plan shall include a budget of all anticipated operating expenses of the Club, including, without limitation, all planned capital expenses (including repairs, maintenance, FF&E, replacements and capital improvements which are capitalized under United States generally accepted accounting principles, consistently applied ("GAAP")) ("Capital Expenditures") for the operation of the Club for the following Fiscal Year (each, a "Proposed Budget"; and, once approved by the Owner in accordance herewith, an "Approved Budget"). With respect to Capital Expenditures, anything to the contrary set forth in this Agreement notwithstanding, Owner and Operator hereby agree that, unless otherwise approved by Owner, (x) no Annual Budget shall provide for Capital Expenditures which exceed one (1.0%) percent of estimated Gross Revenues during the first Fiscal Year of the Term, two (2.0%) percent of estimated Gross Revenues during the second Fiscal Year of the Term, three (3.0%) percent of estimated Gross Revenues during the third Fiscal Year of the Term or four (4.0%) percent of estimated Gross Revenues during all subsequent Fiscal Years of the Term (each such annual limitation being referred to herein as a "CapEx Ceiling" and each such applicable percentage of Gross Revenues being hereinafter referred to as the "CapEx Percentage") and, subject to Section 4.1(b) hereof, Owner shall have no obligation to fund Capital Expenditures in excess of the applicable CapEx Ceiling.

          Each Annual Plan shall also include:

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


               (i) An updated Membership Marketing Plan, including, without limitation, all of the information, plans, programs, projections, statements, policies, prices and other data set forth in the initial Membership Marketing Plan approved by Owner;

               (ii) An updated five (5) year pro-forma operating statement covering the period commencing on the first day of the coming fiscal year and ending on the fifth (5th) anniversary thereof;

               (iii) A budget of all expenses of operating the Club, itemized in such detail as shall be acceptable to Owner in its reasonable discretion and an annual forecast of operations for the Club as a whole and for each of the fitness club, Salon, Spa, juice bar and retail components separately, in substantially the form annexed hereto as Exhibit G, with such additions and revisions as Owner may reasonably request;

               (iv) A projected balance sheet and profit and loss statement showing Operator's reasonable estimate (on a monthly basis) of Gross Revenues (as defined in Section 6.5), operating expenses, sources and uses of funds during the Fiscal Year for which such Annual Plan is submitted;.

               (v) A compensation plan for employees performing services at the Club, proposed wage and benefit guidelines (including bonuses), the number and categories of employees who will be needed for the operation of the Club, including a general manager and assistant managers, and all other retail and administrative personnel (including all supervisory and training expenses) and other employee-related costs (which plan shall not be subject to Owner's approval, provided same conforms to the applicable Approved Budget).

          (b) Within thirty (30) days after Owner's receipt of a Proposed Annual Plan and Proposed Budget, Owner shall notify Operator of its approval or disapproval thereof. If Owner does not approve a Proposed Budget, or any line item within a Proposed Budget, within thirty (30) days after delivery of the same to Owner, then such Proposed Budget, or such line item or items not specifically approved by Owner, shall be deemed disapproved. If Owner shall disapprove a Proposed Annual Plan, any Proposed Budget or any portion of either thereof, then Owner shall specify with particularity the reasons for its disapproval and Operator shall, after consultation with Owner, submit to Owner a new Proposed Annual Plan, Proposed Budget or appropriate portion thereof as the case may be, within ten (10) days after the date of Owner's disapproval of the same. The foregoing procedure shall be followed until the Proposed Annual Plan and Proposed Budget for such Fiscal Year is fully approved by Owner, except that Owner shall have ten (10) days (rather than thirty (30) days) to respond with particularity to each resubmittal by Operator.

          (c) Until such time as an Annual Plan and Approved Budget have been approved in their entirety, and pending resolution of any differences between Owner and Operator, Operator shall operate the Club in accordance with the Annual Plan and Approved Budget in effect during the preceding Fiscal Year.

          (d) Notwithstanding any contrary provision of this Agreement, Owner shall be required to approve any items in the Proposed Annual Plan and/or Proposed Budget for

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

     any Fiscal Year which are: (i) necessary to prevent an imminent threat to life, health, safety or property of the Club, the Hotel or the respective guests or employees thereof; (ii) required to comply with Applicable Law,
     (iii) required to permit payment of Operator's Fees and Expenses (as defined in Article 6 below); (iv) related to increases in costs for real estate taxes, condominium common charges, insurance premiums, utilities, employee payroll taxes or employee health care premiums, repairs and maintenance, towels and linens, laundry costs and parking; and (v) any variable operating expenses that exceed the amounts budgeted therefor due to revenues in excess of those anticipated in the Annual Plan (including but not limited to ancillary payroll, commissions and bonuses which are the result of unanticipated sales), but only to the extent such excess operating expenses are the result of revenues exceeding the levels estimated in the Annual Plan (such items described in subsections (i) through (v) being referred to herein, collectively, as the "Non-Discretionary Club Expenses"). If Operator reasonably determines that Owner has disapproved any expenditure that is a Non-Discretionary Club Expense then Operator shall specifically identify such required items in writing. If Owner does not agree within thirty days to include such expenditures in the approved Annual Plan and/or Approved Budget, then Operator shall have the right to submit the matter (i.e. whether or not such expenses constitute Non-Discretionary Club Expenses) to arbitration as provided in Article XI and any such determination, as to such disputed expenditures only, shall be final and binding on both Owner and Operator. Except with respect to Non-Discretionary Club Expenses and subject to the terms and provisions of Section 4.1(b) hereof, Owner may approve or disapprove of any Proposed Budget, Proposed Annual Plan, or any portion(s) thereof, in its sole and absolute discretion, and no dispute or issue relating to the approval by Owner of any Proposed Annual Plan or Proposed Budget (other than a dispute with respect to whether certain proposed expenses are Non-Discretionary Club Expenses) shall be arbitrable or submitted to arbitration by either Owner or Operator, provided, however that Operator shall have the right to raise any such matters in any action, proceeding or claim otherwise brought between Owner and Operator. The parties agree to negotiate reasonably and in good faith to arrive at an Approved Budget for each Fiscal Year.

          (e) Owner and Operator both acknowledge that, although the estimates of revenues and expenses contained in each Annual Plan and Approved Budget represent Operator's best estimate of the same for the applicable Fiscal Year, such estimates can vary for reasons beyond the control of Operator, including, without limitation: (i) the volume of business and the levels of Club Memberships; (ii) increases in utility rates, insurance premiums and taxes; and (iii) unanticipated and extraordinary repair and maintenance expenses. Nevertheless, subject to variances resulting from the items described in the immediately preceding sentence and/or any other Non-Discretionary Club Expenses, Operator shall use all diligent efforts to achieve the forecast results in each Annual Plan. If at any time Operator estimates that it (a) has or will be required to exceed the operating expenses budgeted for in an Approved Budget by more than five (5%) percent or (b) will not achieve the revenues estimated in an Annual Plan, by more than five (5%) percent, then Operator shall promptly notify Owner and consult with Owner with respect to strategies to better conform actual results to the Annual Plan. Operator will periodically update its forecasts and provide copies of such updates to Owner for discussion with Owner, but no such updates shall be considered amendments to the then approved Annual Plan or the applicable Approved Budget. Operator shall not incur any costs or make any expenditures, in any Fiscal Year, which will cause the operating expenses for such Fiscal Year in the applicable Approved Budget to be exceeded by more than 10% without the prior written

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     consent  of Owner  (except to the extent  necessary  to address  unforeseen
     Non-Discretionary Club Expenses).

               Subject to Section 4.1(b) hereof, with respect to Capital Expenditures as set forth in an Approved Budget, Operator shall have no right to require Owner, and Owner shall not be obligated, to incur any such expenses (other than Non-Discretionary Club Expenses) except pursuant to and in accordance with such Approved Budget and CapEx Ceiling.

     4.5 Laundry.
         -------

     The Club will not have its own laundry facility. Operator will contract out the laundry to a third party vendor or to Hotel Manager. Owner expects, but does not ensure, that if Hotel Manager is engaged to provide laundering services, then the per pound rate will be at the actual cost that is incurred by the Hotel Manager.

     4.6 Coordination with Hotel.

     Operator will cooperate, assist and facilitate in all aspects with the coordination of the operations of the Club with the Hotel and all other components of the Premises. At Owner's request, the on-site manager of the Club shall meet with representatives of the Hotel Manager to discuss any and all matters relating to the coordination of the services offered by the Hotel and the Club and the overall enhancement of the experience for hotel guests and Club Members. Owner shall make reasonable efforts to obtain Hotel's cooperation in this regard.

     4.7 Pool Deck.
         ---------

     Access to the swimming/bathing pools located within the Hotel Lot (but specifically excluding the pool and pool deck which is reserved in the Declaration for the exclusive use of the Residential Unit Owners, as defined in the declaration), and all appurtenant and ancillary facilities comprising a part of the Hotel (collectively, the "Hotel Pool Areas") will be limited to Executive Members of the Club and Spa Patrons who shall pay a daily fee per person, in an amount to be agreed upon between Hotel Operator, Owner and Operator, for each and every day on which such persons access the Hotel Pool Areas. No other Club Members or other persons shall be entitled to access the Hotel Pool Areas, except with the prior written consent of the Hotel Operator. At the request of either party, Owner and Operator shall endeavor to negotiate, in good faith, with Hotel Manager with respect to one or more proposed modifications to the foregoing pool access policy (including, without limitation, access for other Club Members, a lump sum or other revised access fee arrangement or any other matter which is necessitated or indicated by past use of the Hotel Pool Areas by Executive Members and/or requests of other Club Members for access to Hotel Pool Areas) which modifications, if any, will in all events, be acceptable to the Hotel Operator, Owner and Operator, it being agreed that, subject to the reasonable approval of Owner, the Hotel Manager and Operator may barter services and/or access at their respective facilities in exchange for services or access at the other's facility.

     4.8 Club Access for Hotel Guests, Residents and Office/Retail Tenants.
         -----------------------------------------------------------------

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

          (a) Hotel Guests. Guests of the Hotel shall have full access to the Club, provided that a fee/access agreement satisfactory to Operator, Owner and Hotel Operator is agreed to and executed by all such parties. At the request of either party, Owner and Operator shall endeavor to negotiate, in good faith, with Hotel Manager with respect to reaching an agreement providing for the payment by the Hotel Manager to the Club of a per guest fee (which shall not be greater than 75% of the lowest daily rate charged to guests of other hotels in the area) or a fixed sum annually for access by all Hotel Guests (and any person other than a residential unit owner that occupies a condo/hotel unit, as a "hotel guest") to the Fitness component of the Club in an amount to be agreed upon by Owner, Operator and Hotel Operator, it being agreed that, subject to the reasonable approval of Owner, the Hotel Operator and Operator may barter services and/or access at their respective facilities in exchange for services or access at the other's facility. All Hotel guests, employees of office/retail tenants of the Premises and owners/tenants of the residential condominium units at the Premises shall have access, at no charge, to the Spa and Salon (which shall not include access to any other Club facilities); provided, however, that any services, merchandise, personal training or massages and all other items which are separately paid for by Club Members in addition to their regular membership dues shall be paid for by Hotel Guests at the same rates as are then charged to standard Club Members.

          (b) Residents. The owners of (x) residential condominium units ("Residential Units") and (y) condo hotel condominium units ("Condo/Hotel Units") at the Premises shall receive, on a complimentary basis, standard Club Memberships for two individuals incident to the purchase of their Residential Unit or Condo/Hotel Unit. In consideration of the issuance of such Club Memberships, Owner shall pay to the Club, on the day which is thirteen months after the Opening Date, an aggregate, one-time amount equal to $75,000. In addition to such aggregate, one-time sum to be paid by Owner to the Operator, Owner shall cause the Residential Condominium Association, on behalf of all owners of Residential Units or Condo/Hotel Units, to pay to the Club a fixed annual amount equal to $70,000 (payable in twelve equal monthly installments) which annual amount shall be adjusted annually, by the percentage change in the Consumer Price Index - All Urban Consumers for the Miami-Dade area from the date hereof to the date in question. Additional standard Club Memberships per residential unit (in addition to the two complimentary standard memberships per unit), subject to availability, will receive a 25% discount off the monthly membership fee, with initiation fees to be determined by and between Owner and Operator, by negotiations to be conducted in good faith by both parties, but which, in any event, shall not exceed 50% of the standard cost for same, as set forth in the applicable Membership Marketing Plan.

          (c) Office & Retail. Tenants of the office and retail components of the Premises will receive a 50% discount off the then applicable initiation fee for standard Club Memberships (as set forth in the applicable Membership Marketing Plan) for all of their respective full time employees, subject to availability. Owner and Operator will, in good faith, work with the leasing agent on negotiating a discount off the regular monthly dues payable by such employees, consistent with the Club's normal corporate pricing practices, provided, that, in any event, the terms offered to the employees of the tenants of the office and retail components of the Premises will be of a "most favored" nature (i.e., equal to or better than the terms offered to any other pool of members or corporate sponsor of group memberships).

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

          4.9 Parking. During the Term of this Agreement, Owner shall provide short term daily self-parking for each Club Member requesting same (it being agreed that Owner shall not be required to provide more than 200 spaces at any one time) at (x) a fixed cost equal to $1.50 for the first three (3) hours that each vehicle is parked within the Premises on any given day (which sum shall be increased, annually, after the first full year, by a percentage equal to any positive change in CPI (as hereinafter defined) during the prior year) and (y) at market rates, as reasonable determined by the operator of the parking garage, for (x) all vehicles in excess of 200 at any one time and (y) all additional hours after the first three (3) hours per vehicle on any one day (the "Initial Parking Rates"). The Initial Parking Rates (not including any CPI increase) shall be effective for the first fiscal year of the Club, following which (A) the Initial Parking Rates shall be subject to annual review by Owner and Operator tied to fair market pricing and (B) anything to the contrary set forth in this Section 4.9 notwithstanding, if the parking facility is operating at a loss due, wholly or in part, to the complimentary and/or reduced fee parking and valet services being provided to Club Members under this Section 4.9, then, at the request of Owner, the parties hereto will implement a revised parking fee structure based on the standard parking rates charged by the operator of the parking facility at the Premises to the general public, provided, however that for the sole purpose of determining the Incentive Fee, if any, which is payable to Operator under this Agreement, Net Operating Income shall be deemed increased by any amounts paid by the Club to Owner for parking which are in excess of $1.50 for the first three hours of parking during the first full year (which $1.50 threshold shall, for purposes of this sentence, be subject to annual increase by a percentage equal to the positive change in the Consumer Price Index - All Urban Consumers, for the Miami/Dade area ("CPI") from the date hereof to the date in question). Throughout the initial five year term of this Agreement, up to four hundred (400) Executive Members of the Club will get complimentary self parking and free valet for up to three (3) hours while they are using the Club's facilities, with all additional hours and all Executive Members in excess of four hundred (400) being charged at market rates. The parking facility at the Premises will be operated by the owner of the parking component or a third-party operator pursuant to rules and regulations that will be subject to change from time to time by the owner of the parking component, provided that no such changes may interfere with Operator's rights under this Agreement. All parking revenues will belong to the owner of the parking facility and will not be deemed or treated as revenue of the Club for any purpose hereunder.


          4.10 Club Employees. Operator, in compliance with the applicable Annual Plan and Approved Budget, shall hire, promote, train, discharge, and supervise the work of the staff of the Club, including the general manager and assistant managers and shall use reasonable care in the hiring, training, supervision and discharge of all employees. Additionally, Operator shall be permitted, subject to compliance with the Annual Plan and Approved Budget, to hire independent contractors to perform certain services within the Club. All such personnel, except any independent contractor, shall be employees of Operator and, subject to the immediately following sentence, Owner shall be liable for all wages, compensation, fringe and statutory benefits, and all other employee obligations for the employees of the Club and any independent contractors hired by Operator in connection with the Club. The total aggregate compensation, including, without limitation, benefits and annual bonuses paid or payable to the employees so assigned and all amounts to be paid to any independent contractor hired by Operator, to the extent in compliance with the applicable Annual Plan and Approved Budget shall be funded by

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

     Owner and paid out of the Club  Operating  Account as  provided  in Section
     4.4(d), to the extent such expenses are consistent with the applicable Approved Budget and any such payments shall constitute operating expenses of the Club. The term "benefits" shall include, without limitation, the cost of pension or profit sharing plans, workers' compensation benefits, group life and accident and health insurance or equivalent benefits and similar benefits available to such employees by virtue of their employment at the Club. Notwithstanding anything to the contrary set forth above, the on-site manager of the Club shall be approved by Owner, which approval shall not be unreasonably withheld. Owner agrees not to solicit, directly or indirectly, the general manager of the Club for a period of one year after termination of this Agreement, unless the termination results from a default by Operator hereunder. Operator agrees to use reasonable, good faith efforts to coordinate the training of its employees with the training of Hotel Operator's employees and to cause its human resources director to continually communicate with the human resources director of Hotel Operator so that both the Operator and Hotel Operator can take all reasonable steps which may be necessary to afford guest of both the Hotel and the Club a seamless, consistent experience in terms of quality and services provided.

          4.11 Repairs and Maintenance; Utilities. Subject to Section 4.1(b) hereof and in substantial accordance with the applicable approved Annual Plan, the Approved Budget and the Operating Criteria, Operator shall arrange for the cleaning, repair and maintenance of the Club as and when necessary but no less frequently than daily and at all times necessary to ensure compliance with the Minimum Standard and shall arrange for all electricity, gas, water, phone services, cable/satellite television services, interior window cleaning, vermin extermination, waste removal, janitorial services, landscape and the replenishment of all OS&E as shall be necessary to meet the Minimum Standard. Subject to Section 4.1(b) hereof and compliance with the applicable Approved Budget, Operator shall be authorized to sign any invoices pertaining to such cleaning, repair and maintenance services rendered at the Club and shall pay such invoices on a timely basis using funds in the Club Operating Account as an operating expense of the Club.

          4.12 Contracts and Service Agreements. Operator is hereby authorized to sign, in its capacity as manager of the Club, without Owner's prior written consent, only those instruments which are executed as part of the ordinary day-to-day operation and management of the Club, consistent with the Operating Criteria and which (a) do not require the expenditure by the Club or Owner of an amount in excess of $40,000 over the term of such agreement or contract, (b) do not have a term in excess of one (1) year and
     (c) relate to (i) the purchasing of OS&E, at costs which are consistent with the then applicable Annual Plan and Annual Budget, (ii) routine maintenance, upkeep, operation and repair of the FF&E in accordance with the applicable Approved Budget or (iii) the marketing and sale of Club Memberships on terms set forth in the approved Membership Marketing Plan. Operator shall not enter into any service contract, agreement for services or other agreement requiring a monetary commitment on behalf of the Club, unless same is contemplated in the Operating Criteria and is in compliance with the Approved Budget. Additionally, all contracts for repairs, capital improvements, goods, and services exceeding $40,000 shall require the prior written approval of Owner and, shall be awarded on the basis of competitive bidding, solicited in the following manner:

                    (1) A minimum of three (3)  written  bids shall be  obtained for each.

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

                    (2) Each bid will be  solicited in a uniform  format  (using
               Operator's standard forms) so that uniformity will exist in the bid quotes.

                    (3)  Operator  may  accept  the  lowest  bid  without  prior approval from Owner; otherwise, Owner's consent shall be required, provided, however, that if Owner does not respond within seven (7) business days, the bid will be deemed approved, provided, that Operator has advised Owner in writing that Owner's failure to timely respond to Operator's request for Owner's approval shall result in Owner being deemed to have given its approval thereto (provided further that Owner shall have seven
               (7) business days from such notice before Owner's approval shall be deemed to have been given).

                    (4) Operator may request that Owner waive these  competitive bidding requirements, and Owner's direction in any single instance shall not be deemed to be its consent in any subsequent instance.

     Operator shall not hold itself out as having the authority to approve any contract or agreement without the prior written approval of Owner, except as provided herein.

     4.13 Contracts with Operator's Affiliates. Operator may enter into contracts and agreements with Operator's Affiliates (as hereinafter defined) only (a) with full prior written disclosure to Owner and Owner's prior written consent and (b) if such contracts and agreements are consistent with the approved Annual Budget and otherwise contain terms that are competitive and consistent with the terms of, and are no less favorable to the Club than, contracts or agreements that may have been negotiated on an "arm's-length" basis. For purposes of this Agreement, the term "Affiliate" means (x) any corporation, partnership, venture or other entity which controls, is controlled by, or is under common control with Operator or in which Operator has a legal or beneficial ownership interest and/or (y) the directors, officers, employees of Operator or any entity controlled by any such persons or in which any such persons has a legal or beneficial ownership interest.

     4.14 Compliance with Law. Operator shall use commercially reasonable efforts to comply (as an operating expense of the Club except to the extent that compliance is required due to Operator's gross negligence or intentional misconduct or illegal acts) with all statutes, ordinances, laws, rules, regulations, orders and determinations by any governmental authority having jurisdiction thereover ("Applicable Laws") affecting or applicable to the Club, Operator or Operator's management, operation or use of the Club and, in connection with the operation of the Club, shall timely make, as applicable, all registrations and filings and obtain all permits, certificates and approvals necessary to manage and operate the Club in the manner required hereunder and in compliance with all Applicable Laws.

     4.15 Compliance with Loan Agreements. Owner having delivered to Operator full and complete copies of all relevant documents (the "Current Loan Documents") prior to the execution of this Agreement, Operator shall at all times during the Term comply with all of the terms, covenants and conditions set forth in the documents which evidence and secure that certain $215,000,000 construction loan (the "Fleet Loan") made by Fleet National Bank, N.A., Westdeustsche Immobilienbank and Ocean Bank (collectively, the "Lender") to Owner, and/or any other mortgage loan that may hereafter be secured by a mortgage or deed of trust

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


encumbering the Premises or the Club, provided that, as to all loan documents other than the Current Loan Documents, Owner shall submit to Operator full and complete copies of all relevant documents, it being agreed that Operator shall not be obligated to comply with the provisions of any documents other than the Current Loan Documents, where such compliance would result in the imposition upon Operator of restrictions or the incurrence by Operator of obligations which are in any material respect greater than the restrictions or obligations under the Current Loan Documents, unless Operators agrees to do so in its reasonable discretion.

     4.16 Operating Hours. Subject to routine maintenance (which shall be performed, whenever possible, during hours when the Club is regularly closed to the public) and Force Majeure Events (as hereinafter defined), Operator shall keep all facilities at the Club fully operational and open for business no less than 362 days per year and on all such days the Club shall be open at all times between the ***[hours of ___ A.M. to ___ P.M.]***, it being agreed that the three (3) days in each calendar year on which Operator is permitted to close the Club shall be Christmas Day, Thanksgiving Day, New Year's Day. As used herein, "Force Majeure Events" shall mean, to the extent not within Operator's control, acts of God or the public enemy, expropriation or confiscation of facilities, acts of declared or undeclared war, public disorder and demonstrations or protests, rebellion, sabotage, revolution, earthquake, pestilence, riots, strikes or lockouts or labor disputes, embargo, emergency acts, or the inability of a party to obtain necessary materials or equipment due to unanticipated or extraordinary events, future laws, rules or regulations of governmental authorities, to the extent any of the same actually and reasonably delays Operator's performance hereunder.

     4.17 Non-Compete.

     Neither Operator nor any Affiliate thereof shall own, manage, license, rent or operate a sports club, spa, health/fitness club, salon, gym, or similar enterprise in the Counties of Dade, Florida or Broward, Florida or otherwise within ten (10) miles of the Premises, during the Term of this Agreement and for a period of three (3) years after expiration or earlier termination of this Agreement, it being agreed that this non-compete covenant shall not apply following the termination of this Agreement by Operator, where such termination results from Owner's default hereunder or is effectuated in accordance with the provisions of Section 4.1(b) hereof. Owner shall have the right to specific performance and other injunctive relief in the event of any violations of the provisions of this Section 4.17 in addition to any other remedies available at law or under this Agreement. The foregoing notwithstanding, if and when the Lease Agreement is in effect, then, if and to the extent any non-compete, radius or exclusivity clauses contained therein shall conflict with, contradict or be inconsistent with the provision hereof, then the provisions of the Lease Agreement shall control and bind the parties.

     4.18 Membership Programs. Operator shall develop market, promote and administer the membership programs for all Club Memberships including all corporate programs, travel packages and other promotions and special solicitations and shall invoice and collect all related initiation fees and monthly dues, in a manner consistent with the Membership Marketing Plan approved by Owner.

     4.19 Noncompliance with Minimum Standard. Notwithstanding any contrary provision of this Agreement, Operator shall be excused from its obligation to operate the Club in

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conformity  with the Minimum  Standard  whenever,  but only to the extent  that,
Operator shall be prevented from compliance with such standard by Owner's Default or a Force Majeure Event.

     4.20 Club Operating Account. At the end of each day during the Term, Operator shall deliver or deposit, as applicable, to a segregated account (the "Club Operating Account") opened and maintained in a federally insured depository within the City of Miami, State of Florida which shall be approved by Owner, all cash, checks, money orders and other receipts derived from the operation of the Club. All signatories on the Club Operating Account shall be approved by Owner in writing, which approval may be withheld in Owner's sole discretion. All of Operator's employees handling receipts of the Club shall be bonded in a manner and in an amount reasonably acceptable to Owner. The costs of such bonding shall be borne by Operator and shall not be an operating expense of the Club.

     4.21 Payment of Expenses. Operator, using monies available in the Club Operating Account (including any monies which Owner is required to fund into the Club Operating Account pursuant to the terms of this Agreement), shall make timely and full payment of all operating expenses of the Club, reimbursable costs of Operator (payable pursuant to Section 6.4 below), and all other amounts due and owing to Operator, vendors, suppliers or other parties entitled to payment under the terms of this Agreement, provided that, except as otherwise provided herein, all such expenditures shall be consistent with the applicable Approved Budget. All disbursements of funds pertaining to the Club, whether by check or other withdrawal from the Club Operating Account or from petty cash, shall be substantiated by appropriate records and in accordance with the accounting procedures set forth herein or in the Operating Criteria. After payment of monthly operating expenses of the Club and before any Net Receipts (as hereinafter defined) are disbursed to Owner, Operator shall fund the Monthly CapEx Amount (as such term is defined below) to the Cap Ex Reserve Account (as such term is defined below).

     4.22 Payment of Property Obligations. Subject to the availability of necessary funds in the Club Operating Account, as required to be funded by Owner, Operator shall make timely payment, on behalf of Owner, of all real estate taxes, water and sewer rents, condominium common charges, special assessments, payment of insurance premiums relating to the Club and the interest of Owner therein, and all obligations of Owner pursuant to any agreements to which Owner is, or may in the future be, a party or bound (all of the foregoing obligations shall hereinafter be collectively referred to as the "Property Obligations"), prior to the time that any penalty shall attach for the non-payment hereof.

     4.23 Payment of Net Receipts to Owner. Within fifteen (15) days of the end of each calendar month during the Term, Operator shall disburse to Owner all sums remaining in the Club Operating Account after payment of (a) all operating expenses of the Club which are then due and payable or which are expected to be due and payable within the next thirty (30) days, (b) the funding of any monthly CapEx Ceiling and (c) the payment of any Fees and Expenses then due and payable to Operator hereunder (the "Net Receipts").

     4.24 Accounting and Payroll Services. Operator shall provide all accounting and financial reporting services for the Club's operation in accordance with GAAP. Operator's accounting personnel, on a daily basis, shall gather, generate and compile all records of daily receipts (including cash and credit card receipts), revenues and expenses for the Club together

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

with such additional information as is necessary in order for Operator's accounting personnel to prepare the Monthly Statements and the Annual Statements for the Club as provided herein below. In addition, Operator's accounting personnel shall provide payroll and benefits processing for all Club employees (and independent contractors), maintain payroll records, make all related governmental and statutory tax reporting and filings, and provide all bookkeeping and clerical services incident to the operation and maintenance of the Club.

     4.25 Monthly Statements. On or before the twentieth (20th) day of each calendar month during the Term, Operator's accounting personnel shall render to Owner unaudited financial statements for the Club (collectively, the "Monthly Statements") in the form and containing all of the statements, notes and information set forth in the form of the monthly reportss annexed hereto as Exhibit H or such other form as Owner may hereafter approve, together with such additional or alternative statements and or financial information which Owner may reasonably request. In addition to the Monthly Statements, Operator shall provide daily sales reporting and periodic labor and productivity reporting with each payroll.

     4.26 Weekly Flash Report. At the end of each week during the Term, Operator shall deliver to Owner, by facsimile or e-mail, a weekly flash report in the form annexed hereto as Exhibit I and containing all of the information set forth therein, together with such additional information as may reasonably be requested by the Owner.

     4.27 Annual Statements. In addition to the Monthly Statements, as soon as practicable after the end of each Fiscal Year and in any event within ninety
(90) days thereafter, Operator's accounting personnel shall render to Owner the financial information prepared for each set of Monthly Statements compiled on an annual basis, together with such additional information as Owner may reasonably request (which shall be unaudited); setting forth in each case comparisons to the applicable Annual Plan and actual results from the prior Fiscal Year, all in reasonable detail (collectively, the "Annual Statements"). In connection therewith, Owner shall promptly forward to Operator's accounting personnel any data in Owner's possession or within Owner's control necessary for Operator to prepare and file all necessary reports and returns related to the Club with respect to withholding taxes, social security taxes, income taxes, unemployment insurance, disability insurance under the Fair Labor Standards Act and any other similar filing required under Applicable Law.

     4.28 Books and Records. Copies of all books and records pertaining to the Club shall be available during normal business hours and upon reasonable notice during the Term and for a period of five (5) years after the expiration or earlier termination of this Agreement, for inspection, transcription and audit by Owner or its representatives. If such inspection or audit shall disclose any error in the reporting of Gross Revenues or Net Operating Income (as defined in Section 6.5) in any Fiscal Year, then the party benefiting from the error shall pay to the other parties the funds necessary to correct the error plus interest at the Default Rate (as defined in Article VII). If the error exceeds five (5%) percent of the actual Gross Revenue and/or Net Operating Income for such Fiscal Year Owner may recover the cost of the audit and of any proceeding commenced by Owner to establish such deficiency. If the error is less than 5%, or if there is no error, then Owner shall pay the cost of the audit and any proceeding commenced by either party to establish the amount or lack of any deficiency.

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

          4.29 Insurance.

          (a) Owner shall, at all times prior to the Opening Date, procure and maintain, or cause to be procured and maintained, with companies which are licensed to insure risks in the City of Miami, State of Florida, and having a rating in the most current edition of Best's Insurance Reports of A-/VII or better (i) public liability insurance in respect of the Club insuring both Owner and Operator against claims or loss arising in connection with the construction, furnishing and equipping of the Club and the Pre-Opening activities of Operator hereunder, and (ii) adequate property insurance for the full insurable value of the Club against all risk of direct physical damage, including but not limited to fire and extended coverage, hurricane coverage (but only to the extent available at reasonable rates), boiler and machinery, and such other risks and perils for which insurance is customarily provided for world class five star hotels of similar character during the period of construction and completion. Operator shall procure and maintain, or cause to be procured and maintained, similarly qualified Workers' Compensation or similar insurance, at Owner's cost.

          (b) Owner shall, at all times during the Term, procure and maintain, or cause to be procured and maintained, the following insurance, in form and amounts, and with responsible and properly licensed companies satisfying the requirements set forth in subsection (a), above, as reasonably approved by Operator (which amounts shall in no event be less than the amounts required under any mortgage, deed of trust or security agreement affecting or applicable to the Club):

     Property and casualty insurance against all risk of direct physical loss, including but not limited to, fire and extended coverage including business interruption, hurricane coverage (but only to the extent available at commercially reasonable rates), boiler and machinery coverage including use and occupancy, and such other risks and perils with respect to which insurance is customarily carried by operators of luxury Club facilities or health clubs;

     Such other insurance as Operator or Owner shall deem reasonably necessary for protection against claims, liabilities and losses arising from the operation of the Club.

          (c) Operator shall at all times during the Term, procure and maintain, or cause to be procured or maintained, the following insurance, respecting the Club in form and amounts, and with responsible and properly licensed companies satisfying the requirements set forth in subsection (a) above, as approved by Owner (which amounts shall in no event be less than the amounts required under any mortgage, deed of trust or security agreement affecting or applicable to the Club): (i) Statutory personnel-related insurance, including without limitation, workers' compensation, unemployment, health, employers liability and a broad form "all states" endorsement or similar insurance as may be required by applicable law, (ii) crime and fidelity insurance against dishonest acts by employees and others working at the Club; (iii) professional liability insurance insuring the Club and its employees and independent contractors against claims arising from services and/or the sale/use of retail product and professional supplies; and (iv) general liability insurance, on an occurrence form basis, for injury to or death of persons and damage to or loss of property.

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

          (d) All policies evidencing the insurance required by subsections 4.29(a) and (b) shall name Owner as the principal insured and shall name Operator, its directors, officers, employees and agents and (if required by Owner) any mortgagee of the Club as additional insureds thereunder. In addition, all such policies shall be endorsed to cause them to be primary to any other valid and collectible insurance available to Operator.

          (e) All insurance policies required to be carried hereunder shall, to the extent obtainable, have attached thereto an endorsement that the same shall not be cancelled or changed without at least thirty (30) days prior written notice to all named insureds and additional insureds.

          (f) For the purpose of evidencing compliance with the provisions of this Section 4.29, each of Operator and Owner shall furnish and maintain on a current basis certificates of insurance evidencing the coverage, and furnish at the request of the other party, certified copies of all insurance policies required to be maintained by Owner or Operator, as applicable, pursuant to this Section 4.29.

          (g) The insurance policies required by this Section 4.30 will provide that the insurer's right of subrogation shall be waived in favor of the party not providing the insurance.

                                   Article V.
                         Owner's Obligations and Duties
                         -------------------------------

     5.1 Funding of Club Operating Account. As otherwise herein provided, (a) Owner shall be obligated to maintain a minimum balance in the Club Operating Account sufficient to finance the operations of the Club and satisfy all payment obligations and debts reasonably anticipated for a one (1) month operating period and (b) Owner shall be obligated to deposit, within five (5) days of its receipt of a written request therefore from Operator, additional funds into the Club Operating Account if the balance of the Club Operating Account becomes inadequate to meet expenses of the Club, it being acknowledged and agreed that, except with respect to Non-Discretionary Club Expenses and subject to the provisions of Section 4.1(b), Owner shall have no obligation, after the first full year of operations, to fund any amounts on account of expenses which, when added to all other operating expenses of the Club, results in the annual operating expenses of the Club exceeding, by more than ten (10%) percent, the total of all budgeted expenses for the Club as set forth in the applicable Approved Budget for the then current fiscal year of the Club. Without limiting the foregoing, unless excused by Owner in writing, it shall be an Event of Default by Operator under this Agreement if any such expenses, when added to all other operating expenses of the Club, result in the annual operating expenses of the Club exceeding, by more than ten (10%) percent, the total of all budgeted expenses for the Club as set forth in the applicable Approved Budget for the then current fiscal year of the Club. Notwithstanding the foregoing, Operator shall have no liability under this Section 5.1 to fund or otherwise pay any Club expenses in excess of the Approved Budget.

     5.2 Funding of Reserves. Subject to the provisions of Section 4.4 hereof, after payment of all other operating expenses of the Club and before paying any Net Receipts to Owner, Operator shall, on a monthly basis, fund an amount (the "Monthly CapEx Amount")

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equal to the lesser of (x) one twelfth of the CapEx Ceiling for such Fiscal Year and (y) an amount equal to (A) the applicable CapEx Ceiling divided by (B) twelve multiplied by (C) the number of months elapsed in such Fiscal Year minus
(D) the amount of funds then on account in the CapEx Reserve. At all times, the CapEx Reserve and all interest or other returns thereon shall be the sole property of Owner, and Owner shall have the right, in its sole and absolute discretion, to withdraw monies from the CapEx Reserve to satisfy the obligations of Owner to fund any operating expenses of the Club, including any Capital Expenditures, or for any other purpose whatsoever whether or not related to the Club. Operator shall maintain the CapEx Reserve funds in a special, segregated account called Terremark Brickell II, Ltd - Fitness Club CapEx Reserve Account in a bank selected by Owner (the "CapEx Reserve Account"). Operator shall provide Owner with the account numbers, account name, signature cards and deposit account agreement for such account and only the Owner's officers and such of the officers of Operator as shall be approved by Owner, shall be permitted signatories thereon. Anything to the contrary set forth herein notwithstanding, no monies may be withdrawn from the CapEx Reserve Account without the signature of an officer of the Owner.

     5.3 Signage. Owner will furnish and install, at Owner's sole cost and expense, a sign on the exterior of the building (at a location and elevation to be specified by Owner), which sign shall be of a size and color and contain only such content as shall be consistent with the existing signs on Operator's other clubs.. No additional or replacement signs or any modifications to any approved sign shall be permitted without Owner's and Operator's consent.

     5.4 Club and Hotel Interface. Operator shall provide an electronic interface from the Club's point of sale ("POS") system and related applications (scheduling and gift certificates) to the Hotel's POS system for posting room and group charges, including any upgrades required in the future. Owner shall also provide (i) during the term of the Hotel Management Agreement, a PBX system for integrated phone use between the Hotel (reception, guest rooms and house telephones) and the Club and the individual residential units and office/retail units forming a part of the premises, and (ii) external and dedicated telephone lines for outside calls. Operator shall take all actions necessary to integrate the POS system with the Hotel's point of sale system. Any upgrades to, or maintenance of, any portion of the systems or equipment provided by Owner under this Article V shall be paid for as an operating expense of the Club.

                                  Article VI.
                     Operator's Compensation and Other Fees
                     --------------------------------------

     As full and complete compensation to Operator for the services provided hereunder, Owner shall pay to Operator (x) the below described fees, and (y) to the extent any such expenditures are made, actual out-of-pocket expenses incurred by Operator on Owner's behalf, in accordance with the terms and conditions hereof (collectively, the "Fees and Expenses"):

     6.1 Base Management Fee. For each Fiscal Year, Operator shall receive, in respect of its management services hereunder, an annual fee (the "Base Management Fee") equal to six (6.0%) percent of Gross Revenues (as such term is hereafter defined), which shall be

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paid, on a monthly  installment  basis, by Operator  withdrawing  funds from the
Club Operating Account on the tenth (10th) day following Owner's receipt of Operator's Monthly Statements, in an amount equal to six (6.0%) percent of Gross Revenues for the immediately preceding calendar month. If, for any Fiscal Year, the aggregate amount of the monthly installments disbursed to Operator as the Base Management Fee shall be more or less than the annual Base Management Fee payable for such Fiscal Year based upon the final determination of Gross Revenues for such Fiscal Year as reflected in the Annual Statements for such Fiscal Year, then, by way of year end adjustment, within sixty (60) days of Owner's receipt of Operator's Annual Statement, Operator shall pay to Owner the amount of any such overpayment, or Owner shall pay to Operator, or authorize Operator to withdraw from the Club Operating Account, the amount of any such underpayment.

     6.2 Incentive Fee. For each Fiscal Year for which there is positive Net Operating Income, Operator shall receive, in addition to the Base Management Fee, an "Incentive Fee" equal to forty percent (40%) of Net Operating Income for such Fiscal Year. The Incentive Fee shall be paid annually by Owner to Operator within thirty (30) days following Owner's receipt of Operator's Annual Statement for the applicable Fiscal Year, by wire transfer to Operator's bank, in an amount equal to forty percent (40%) of Net Operating Income for the preceding Fiscal Year.

     6.3 Pre-Opening Services Fee. As compensation for the Pre-Opening Services to be rendered by Operator during the development, construction and pre-opening phases of the Club, Owner shall pay to Operator a nonrefundable fee of Five Thousand Dollars ($5,000) for each month beginning January 1, 2003 until the Opening Date (which amount shall be prorated for any partial months) provided that in no event shall the aggregate amount of such fees exceed forty five thousand ($45,000) Dollars (the "Pre-Opening Services Fee"). For the avoidance of doubt, Operator acknowledges and agrees that it shall continue to provide the Pre-Opening Services at all times after it has received the entire Pre-opening Services Fee, unless it is otherwise entitled to terminate this Agreement.

     6.4 Operator Reimbursement. Operator shall be reimbursed by Owner for out-of-pocket expenses it incurs resulting from (i) items approved by Owner as part of the applicable Annual Plan or Approved Budget, (ii) commercially reasonable, actual out-of-pocket expenses incurred by Operator on Owner's behalf pursuant to the terms of this Agreement, including, without limitation, purchases of OS&E, provided that all such expenses shall be incurred in accordance with the applicable Approved Budget or as otherwise required by Operator, and (iii) reasonable out-of-pocket expenses incurred by Operator in connection with site visits by Operator's Vice President of Operations, Director of Human Resources, Regional Manager and Regional Comptroller only. In the event this Agreement is terminated, for any reason whatsoever, prior to the opening of the Club, Owner agrees to reimburse Operator for the above-described expenses and for all expenses incurred in connection with moving its current General Manager to Florida.

     6.5 Definitions. For the purposes of this Agreement:

     "Gross Revenues" shall mean, for any period, any and all gross receipts (including cash and credit card receipts) received by Operator from the operation of the Club and

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deposited into the Club Operating Account,  including,  without limitation,  all initiation fees for Club Memberships, monthly or annual dues received from Club Members, monies received in lieu of membership dues as described in Section 4.8, daily use fees, all fees and other monies paid under any sublicense or submanagement agreement covering the Salon, gift certificates redeemed at the Club, receipts from sales of merchandise, provision of services, permitted concessions and vending machines, and business interruption insurance proceeds and other insurance proceeds intended to cover the insured for lost Gross Revenues, determined in accordance with GAAP, but excluding the following: capital event proceeds, financing proceeds, sales of gift certificates (until the gift certificate is redeemed at the Club for goods and/or services or it expires), salon/spa goods sold through mail-order, gratuities or service charges added to guests' bills or statements which are paid over to employees; federal, state and local excise, sales, use or rent taxes collected directly from patrons or guests as part of or as an addition to the sales price of any goods or services; and discounts, allowances, and refunds or credits to Club Members, patrons or guests (including Hotel Guests).

     "Net Operating Income" shall mean Gross Revenues, less all costs and expenses incurred to manage and operate the Club, including without limitation, the following (all calculated in accordance with GAAP and consistently applied):

               An assumed annual rent payment of $1,600,000 per year, which shall be deemed to have been paid in equal monthly installments of $133,333.33 on the final day of each month during each Fiscal Year;

               Payroll and all related fringe and statutory benefits;

               Insurance premiums;

               Costs of goods sold (for retail products) and cost of supplies (for services);

               Monthly CapEx Amounts;

               Direct advertising and promotion;

     Direct operating expenses, including repair and maintenance, utilities, telephone and fax, postage and Federal Express, laundry and uniforms, office supplies/printing, professional fees and services, travel and entertainment, training, credit card fees, cash overages/shortages, and miscellaneous expenses for the Club;

     Base Management Fee, and Operator's reimbursable expenses; and

     Direct general and administrative costs associated with the Club as described under the express provisions of this Agreement, including national and technical training, recruiting, regional supervision and management (pre-opening, grand opening and throughout the Term), and Owner support services such as payroll, benefits and accounting, as well as out-of-pocket expenses of Operator and its Affiliates incurred for the account of or in connection with the Club operation, including reasonable travel expenses of employees, officers and other representatives and consultants of Operator and its Affiliates.

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

     The following items will not be a deduction for purposes of calculating Net Operating Income: Incentive Fees; real property taxes; common charges or CAM payable under the Declaration; depreciation and amortization; any general or administrative expenses of Owner or any of its affiliates and any self-parking costs in excess of $1.50 subject to CPI adjustment as described more fully in
Section 4.9, above.

                                  Article VII.
                                Default Interest
                                ----------------

     If either party shall, after being given fifteen (15) business days written notice, fail to pay, when due, to the other party any sum payable hereunder (including, without limitation, pursuant to Section 10.3 below), then the defaulting party shall be liable to the non-defaulting party for the payment of such sum together with interest thereon at the rate of (i) a per annum floating rate equal to Citibank N.A.'s Prime Rate, as publicly announced from time to time, plus three (3%) percent per annum, or (ii) the maximum rate of interest allowed by law, whichever shall be less, from the date when such sum shall become due to the date of actual payment (the "Default Rate").

                                 Article VIII.
                      Marketing and Initial Membership Fees
                      -------------------------------------

     8.1 Advertising. In accordance with each Annual Plan, Approved Budget and Membership Marketing Plan, Operator shall prepare, arrange and contract for all advertising, publicity and promotional activities for the Club, it being agreed that any substantial variations from the forms and type of advertising approved in the applicable Membership Marketing Plan (other than those which are necessary to render the materials consistent with the then current Membership Marketing Plan or current state of facts) shall be approved by Owner prior to the dissemination thereof. Failure to approve or disapprove within ten (10) business days shall be deemed an approval by Owner, provided that Operator has notified Owner in writing that Owner's failure to timely respond will be deemed to be Owner's approval thereof (provided further that Owner shall have ten (10) business days from such notice before Owner's approval shall be deemed to have been given). At Owner's request, Operator shall cooperate with Owner in all respects, at no out-of-pocket expense to Operator, in all advertising programs for the Hotel, the Residential and Condo/Hotel Units and the office and retail components of the Premises.

     8.2 Prebooking and Marketing. Owner and Operator each covenant to cooperate in good faith with each other and with the Hotel Manager to cross-promote and market the services offered at the Club, the Hotel, the parking facility and all other components of the Premises.

     8.3 Membership Fees. Except to the extent otherwise provided in Section 4.9 hereof, the initial membership fees and all annual/monthly membership dues shall be no less than the amounts set forth in the Membership Marketing Plan approved by Owner, except for discounts granted by Operator in the normal course of business and in a manner and of a magnitude set forth in the applicable Annual Plan.

     8.4 Trademarks.

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


          (a) Owner acknowledges that Operator and/or its affiliates is the sole and exclusive owner of the Operator's and its affiliates' trade name, trademark, service mark, logo, company depiction or identifying symbol (the "Sports Club Marks") and that Owner has no right, title or interest in or to the Sports Club Marks or any right, license or permission to use same for any purpose without the express written consent of Operator except the right to use the Sports Club Marks pursuant to the terms and conditions set forth in this Agreement. Operator agrees to respond to each request for permission to use a Sports Club Mark (which consent shall not be unreasonably withheld) within ten (10) days of its receipt of a written request together with a copy of the proposed materials which will include the Sports Club Marks. Any unauthorized use by Owner of the Sports Club Marks shall (x) entitle Operator to exercise any and all of its remedies under this Agreement or applicable law for such infringement and (y) if, and to the extent that such unauthorized use is intentional, willful, grossly negligent or unreasonably repetitive, be a default hereunder.

          (b) Operator acknowledges that Hotel Manager is the sole and exclusive owner, and Owner is the licensee, of Hotel Manager's trade name, trademark, service mark, logo, company depiction or identifying symbol (collectively, the "Hotel Marks") and that Operator has no right, title or interest in or to the Hotel Marks or any right, license or permission to use same for any purpose without the express written consent of Hotel Operator. Owner agrees to use reasonable efforts to cause the Hotel Manager to respond to each request for permission to use a Hotel Mark within ten (10) days of its receipt of a written request together with a copy of the proposed materials which will include the Hotel Marks. Any use of the Hotel Marks by Operator which is not previously authorized, in writing, by Hotel Operator, shall entitle Hotel Operator (or Owner, but only as agent or indemnitor of Hotel Operator) to exercise any and all of its remedies under applicable law for such infringement. Operator hereby agrees to indemnify and hold Owner harmless from and against any and all claims, liability, actions, law suits, costs, expenses and/or damages which may be incurred by Owner as a result of such unauthorized use, including, without limitation, any damages awarded to Hotel Operator as against Owner resulting from any such unauthorized use.

          (c) Operator acknowledges that Owner and/or its affiliates are the sole and exclusive owner, of Owner's and its affiliates' trade name, trademark, service mark, logo, company depiction or identifying symbol (collectively, the "Millennium Marks") and that Operator has no right, title or interest in or to the Millennium Marks or any right, license or permission to use same for any purpose without the express written consent of Owner. Owner agrees to respond to each request for permission to use a Millennium Mark (which consent may not be unreasonably withheld) within ten
     (10) days of its receipt of a written request together with a copy of the proposed materials which will include the Millennium Marks. Any unauthorized use by Operator of the Millennium Marks shall (x) entitle Owner to exercise any and all of its remedies under this Agreement or applicable law for such infringement and (y) if, and to the extent that such unauthorized use is intentional, willful, grossly negligent or unreasonably repetitive, be a default hereunder.

     8.5 Notification of Infringement. Owner and Operator shall notify each other promptly of any adoption, use or registration that may come to their attention of any trademark, service mark, trade name, trading style or corporate name or other designation which would appear to infringe or impair the applicable party's respective rights in the Sports Club Marks, the

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Millennium  Marks and/or the Hotel Marks, as the case may be. Owner and Operator agree to cooperate with each other and their respective attorneys and other authorized representatives in any investigation or legal proceeding (other than any dispute between the parties in which case this section shall not be deemed to impose any obligations or requirements in excess of what is required under applicable rules governing the arbitration or judicial proceeding, as the case may be) which any party may deem desirable to protect its rights in the Sports Club Marks, the Millennium Marks and/or the Hotel Marks; provided, however, the party attempting to protect its Marks shall be responsible for all costs associated therewith. Unless authorized by the applicable party in writing, no party shall make any claim or protest or institute or prosecute any legal proceeding involving the Sports Club Marks, the Millennium Marks and/or the Hotel Marks of the other party before any official, board, or administrative body. Owner and Operator shall notify each other promptly in writing of any protest, claim of infringement, or legal proceeding instituted against a party involving the Sports Club Marks, the Millennium Marks and/or the Hotel Marks, and agrees that the party to whom such mark belongs shall have the right to control and direct the defense or settlement of such legal proceeding, and to retain any damages or settlement paid in respect thereof.

     8.6 Remedy for Infringement. Owner and Operator recognize that any disagreement arising out of or relating to the Sports Club Marks, the Millennium Marks and/or the Hotel Marks, whether arising during the Term or subsequent thereto, may give rise to irreparable injury to the party who owns such Mark, which such injury is inadequately compensable in damages. Accordingly, each party may obtain injunctive relief against the breach or threatened breach of any of the obligations or undertakings set forth in Sections 8.3, 8.4 and 8.5, in addition to any other remedies which may be available to it at law or in equity, and each party hereby consents to the obtaining of such relief or remedies in any court of competent jurisdiction. Notwithstanding the foregoing, Owner and Operator shall also be fully entitled to seek any relief pursuant to
Section 10 below.

     8.7 Termination. At no time after the expiration or sooner termination of this Agreement shall the Club be described as a Sports Club/LA or shall any party make or permit any representation that the Club is a Sports Club/LA or is in any way affiliated with Operator or its Affiliates. Notwithstanding the foregoing, printed material using the Sports Club Marks which has been distributed in good faith during the Term need not be recalled, except for materials in the guest rooms and other locations within the Hotel (which shall be recalled), provided that, upon Operator's request, Owner shall cause to be distributed material adequately informing affected parties that the Club is no longer a Sports Club/LA; and provided further, upon the expiration of six (6) months following any such expiration or termination, all material using any Sports Club Marks shall be destroyed.

                                   Article IX.
                                  Point of Sale
                                  -------------

     9.1 Software. Owner acknowledges that Operator's POS (as defined in Section 5.4, above) to be used at the Club during the Term shall include, without limitation, any and all computer programs developed by Operator or whose development is contracted for by Operator, and all data files and information resulting from use of such programs (the "Software") which shall be, in all respects, the functional equivalent of the POS and Software

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

installed and used at the Sports Club/LA being operated adjacent to the Four Seasons Hotel, San Francisco, CA. The Software is and shall be the sole and exclusive property of Operator, including all applicable rights to patents, copyrights, trademarks and trade secrets inherent in and appurtenant to the Software. Subject to the provisions hereof, Operator hereby grants to Owner during the Term, a nonexclusive, nonassignable and nontransferable license to use the Software in connection with the sale of Club services. Operator shall take all actions necessary to integrate its POS system with the point of sale system of the Hotel.

     9.2 Hardware. In connection with the implementation of the POS, Operator shall assist Owner in procuring the hardware necessary for operation of the POS (the "Hardware"). The Hardware shall be purchased by Owner, at Owner's sole cost, and shall remain the property of Owner upon the termination of this Agreement; provided, however, Owner shall allow Operator to remove from the Hardware any Software, which shall remain the exclusive property of Operator, as provided in Section 9.1 above.

     9.3 Operator's Removal of the POS. Upon the expiration or earlier termination of this Agreement for any reason whatsoever, Operator shall remove and take possession of all Operator proprietary Software and documentation relating thereto and all copies of any of the foregoing. Owner shall cooperate in good faith with Operator to fully effect the foregoing; provided, however, that Operator shall permit Owner to possess a computer-readable electronic copy of all of the Club's data files so that the Club facility may continue normal operations after such expiration or termination.

     9.4 No Copies. Except for backup copies expressly permitted by Operator in each instance, Owner shall not make copies of any of the Software during the Term or upon the expiration or earlier termination of this Agreement. Owner shall not sell, transfer, publish, disclose, display, use for its own account, or otherwise make available to any person, firm or entity any source code, object code or documentation relating to the Software.

                                   Article X.
                            Termination of Agreement
                            ------------------------

     10.1 Events of Default. The following shall constitute "Events of Default" hereunder following the expiration of the referenced cure period, if any:

          (a) The failure of either party (the "Defaulting Party") to pay to the other party (the "Non-Defaulting Party") any sum which may become due hereunder within fifteen (15) days after receipt by the Defaulting Party of a notice from the Non-Defaulting Party specifying such failure;

          (b) Subject to the occurrence of any Force Majeure events, the failure by Operator to continuously operate the Club, and the failure by the Owner to fulfill any necessary obligations hereunder to enable the Operator to continuously operate the Club, in accordance with the Minimum Standard on all days on which the Club is required to be open under Section 4.16 hereof;

          (c) The occurrence of any Insolvency Default (as such term is defined in Section 10.5 hereof);


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

          (d) Any fraud or intentional misconduct on behalf of Operator or Owner or any misrepresentation, whether by affirmative statement or omission of a fact necessary to make the representation not materially misleading, in any of the material representations made by Operator or Owner hereunder;

          (e) Any other event or occurrence which is designated as an Event of Default pursuant to another provision of this Agreement;

          (f) Any failure by Operator to meet the Minimum Standard, unless such failure is cured to the reasonable satisfaction of Owner, within sixty (60) days of Owner's delivery to Operator of notice of such failure; or

          (g) The failure by the Defaulting Party to perform, keep or fulfill any of the material terms, covenants, undertakings, obligations or conditions set forth in this Agreement other than those referred to in the foregoing subsection (a), and, except with respect to these defaults for which a different notice or cure period is specified herein, the continuance of such failure for a period of thirty (30) days after receipt by the Defaulting Party of written notice thereof from the Non-Defaulting Party specifying such failure; or, in the event such failure is of a nature that it cannot, with due diligence and in good faith, be cured within thirty (30) days and such Defaulting Party fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure with due diligence and in good faith and in any event shall fully cure the same within ninety (90) days of the occurrence of the event in question (it being intended that, in connection with a failure not susceptible of being cured with diligence and in good faith within thirty (30) days, the time of such Defaulting Party within which to cure the same shall be extended for such period, not in excess of any aggregate period of ninety (90) days, as may be necessary for the curing thereof with due diligence and in good faith).

     10.2 Rights of Non-Defaulting Party. If an Event of Default shall occur, the Non-Defaulting Party may give to the Defaulting Party notice of intention to terminate the Term, which termination shall be effective thirty (30) days from the date of such notice (except with respect to a Default by Owner for failing to pay necessary funds into the Club Operating Account or Operator's misappropriation of Net Receipts to Owner, in which case the termination shall be effective fifteen(15) days after the date of such notice) and, upon the expiration of such period, the Term shall expire unless such default has been cured within such 30-day period (or 15-day period, as the case may be), in which case such notice shall be of no force and effect and such Event of Default shall be deemed rectified. However, if either party commits an Insolvency Default, then this Agreement shall terminate automatically upon the happening of such event. Such termination shall be without prejudice to any right to damages which the Non-Defaulting Party may have against the Defaulting Party under Applicable Law.

     10.3 Remedying Defaults. Notwithstanding anything to the contrary contained in this Agreement, Owner shall be entitled to remedy any default of Operator under this Agreement with thirty (30) days actual notice to Operator, or without notice in the event of any emergency, without prejudice to any rights Owner may possess under this Agreement, and Owner shall be repaid by Operator, upon demand, for the reasonable cost of remedying such default, together with interest on such cost at the Default Rate, from the date of incurring such

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

cost until paid. The parties hereto acknowledge and agree that Operator shall have no obligation to reimburse Owner for the cost of any actions undertaken under this Section 10.3, unless such actions were undertaken by Owner to cure an actual default by Operator hereunder, or if a court of law or arbitrator determines that no such default existed.

     10.4 Payments Upon Termination, Accounting.

          (a) Upon termination of this Agreement pursuant to Sections 10.1, 10.2 or 10.4, or the natural termination of this Agreement, Operator shall be entitled (in addition to any rights or remedies available to it at law or in equity) to all sums, charges and fees which Operator has then earned and is entitled to receive under this Agreement (including, without limitation, Sections 6.1 and 6.2, above), together with costs and expenses, if any, reimbursable to it pursuant to Section 6.4, or for which it may be responsible arising out of anything done within the scope of its responsibilities under this Agreement to the date of termination, all as disclosed in the accounting described in the succeeding sentence (the "Operator Reimbursements"). Operator shall prepare and deliver to Owner a reasonably detailed accounting of the amount of all such sums, charges, fees, costs and expenses for the period ending on the date of termination. The accounting described in the preceding sentence shall be delivered to Owner as soon as reasonably practicable thereafter (and in any event within 90 days following the termination date), reflecting such amounts that cannot be readily ascertained on the termination date (the "Final Accounting"). On the termination date, any funds in the Club Operating Account and any separate reserve accounts shall be disbursed to Owner; provided, however, Operator shall be permitted to retain up to $500,000 (the "Retained Funds") of funds in the Club Operating Account to be applied against Operator Reimbursements set forth in the Final Accounting. Within five (5) business days following the delivery of the Final Accounting to Owner, Owner shall pay (or authorize the release of any necessary Retained Funds) to Operator any Operator Reimbursements reflected in the Final Accounting and not yet paid to Operator. Any Retained Funds in excess of the Operator Reimbursements set forth in the Final Accounting shall be disbursed to Owner on the date the Final Accounting is provided by Operator, and in any event, no later than the ninetieth (90th) day following termination. In the event of any dispute regarding the amounts set forth in the Final Accounting, (i) Owner shall pay to Operator the undisputed amount of the Operator Reimbursements (or authorize the release of Retained Funds in such amount), and the balance of the Retained Funds in excess of the disputed amounts, if any, shall be disbursed to Owner and
     (ii) any remaining Retained Funds shall be held by Operator until such time as the dispute regarding such amounts is resolved pursuant to Article XI hereof.

          (b) Operator shall promptly turn over to Owner all correspondence, files, books, and records (including, without limitation, all membership records) in respect of the Club which are in Operator's possession, provided that all such materials shall remain available to Operator at all reasonable times for inspection, audit and transcription for a period of seven (7) years from the date of termination. Finally, unless the Agreement is terminated by Operator as a result of a default hereunder by Owner, Operator shall also reasonably cooperate with the transition from Operator to any successor manager or operator of the Club, provided that Owner agree to additionally compensate Operator for such cooperation. All FF&E, OS&E and improvements relating to the Club, or the operation thereof, shall remain at the Club as the property of Owner.

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          (c) The parties agree that upon the effective date of any  termination of this Agreement, (i) Operator shall have no continuing right or obligation to manage, operate or control the Club, or any portion thereof, and shall cease acting in its capacity as manager or operator of the club;
     (ii) Operator shall no longer have any authority to act on behalf of Owner or the Club and shall advise all persons contacting Operator with regard to the Club that Operator no longer operates or manages the Club and will refer all such persons to the Owner; (iii) Owner shall have no continuing right whatsoever to use or invoke Operator's name or any Sports Club Marks (except to the extent otherwise explicitly set forth herein) in connection with the Club and shall immediately cease and desist doing so; (iv) Owner and Operator shall advise all persons who inquire that Operator is no longer affiliated in any way with the Club; (v) Owner shall cause any and all signage bearing or depicting any Sports Club Marks which is affixed to any portion of the Club Lot to be removed as soon as practicable at Owner's sole cost and expense; and (vi) Owner shall immediately cease from using and return to Operator all other intellectual property belonging to Operator (including but not limited to software programs, training manuals, protocols, marketing materials and anything with Operator's logo affixed,
     but  excluding   non-proprietary   books,   records   (including,   without
     limitation, all membership records) and data relating to the operation of and results at the Club).

     10.5 Insolvency Default. An "Insolvency Default" by a party hereto shall occur whenever:

          (a) Such party shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such party or of all or a substantial part of its properties (for the purpose of this Section 10.5, "acquiescence" shall include, without limitation, the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within thirty (30) days after any such appointment);

          (b) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief against such party under the present or any future federal bankruptcy law or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such party or of all or any substantial part of such party's property shall be appointed without the consent or acquiescence of such party and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);

          (c) Such party shall admit in writing its inability to pay its debts as they mature;

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

          (d) Such party shall give notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations;

          (e) Such party shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or

          (f) The dissolution or liquidation of such party.

                                  Article XI.
                       Dispute Resolution and Arbitration
                       ----------------------------------

     11.1 Unless otherwise specifically provided for in this Agreement, all disputes, controversies, claims or disagreements arising out of or relating to this Agreement (singularly, a "Dispute" and collectively, "Disputes") shall be resolved in the following manner:

     11.2 The parties shall seek to resolve all Disputes by negotiation in good faith for a period of thirty (30) days after either party shall determine that a Dispute exists and notifies the other party thereof.

     11.3 If the parties are unable to resolve the Dispute through negotiation within such 20-day period, the Dispute shall be settled by arbitration conducted in accordance with the following subparagraphs of this Article XI.

     11.4 Any Dispute submitted to arbitration shall be resolved by binding arbitration pursuant to the laws of the State of Florida and to the extent they do not conflict, the Commercial Arbitration Rules of the American Arbitration Association as in effect on the date hereof (the "AAA Rules") or the provisions of this Agreement, it being the intention of the parties that the provisions of this Agreement shall, to the extent permitted by law, control over all contrary provisions of law or the AAA Rules. The arbitration shall take place in Miami, Florida. Judgment upon the decision entered by the arbitrators may be entered in any court having jurisdiction. In the event of a failure, refusal, or inability of any arbitrator to act, his successor shall be appointed by him, or, if he fails to do so within ten (10) business days, by the remaining two arbitrators, or, if they fail to do so within an additional five (5) business days, as provided by the AAA Rules. The arbitrators shall attempt to decide the issue within ten (10) business days of the end of the hearing , but must decide the issue within fifteen (15) business days. The arbitrators shall determine the proportion of the expenses of the arbitration that each party shall bear; in all other respects the parties shall bear all of their own costs, including attorneys' fees and expenses of witnesses. The arbitrators shall have the right to consult experts and competent authorities with factual information or knowledge concerning the Dispute and the fees of such authorities shall be borne by the unsuccessful party.

     11.5 In connection with any arbitration proceeding pursuant to this Article XI, the parties shall choose the arbitrators as follows:

          (a) The arbitration shall be conducted by three (3) arbitrators, which arbitrators shall be selected in accordance with the AAA Rules, and at least one (1) of whom (but no more than two (2) of whom) shall have had experience in the management and/or operation of

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

     health/fitness clubs, or as a consultant in connection with the management and/or operation of health/fitness clubs. The decision of a majority of the arbitrators shall be binding on the parties.

          (b) Notwithstanding Section 11.4 above, if the Dispute at issue is for a liquidated amount not in excess of $200,000 (subject to CPI Adjustment from the Opening Date), then the arbitration shall be conducted by one (1) arbitrator in accordance with AAA Rules for Expedited Procedures, which arbitrator (i) shall be selected in accordance with the AAA Rules for Expedited Procedures, and (ii) shall have had experience in the management and/or operation of hotels, or as a consultant in connection with the management and/or operation of hotels.

          (c) As used in this Agreement, the term "arbitrator" shall mean the one (1) member arbitration panel or the three (3) member arbitration panel, as applicable, described herein.

          (d) In connection  with any  arbitration  proceeding  pursuant to this
     Article XI, the arbitrators shall each have the following qualifications:

               (i) Experience in the matter to be arbitrated (e.g., operating and managing luxury spas and first class health/fitness clubs similar in quality and services offered to the Club).

               (ii) The arbitrators shall be neutral and independent of the parties to this Agreement, their Affiliates and their consultants and advisors.

               (iii) No arbitrator shall have been employed or engaged by, or received any compensation from, a party hereto, its Affiliates or its consultants or advisors.

               (iv) No arbitrator shall be affiliated with either party's auditors.

               (v) No arbitrator shall have a conflict of interest with (including, without limitation, any bias towards or against) a party hereto or its affiliates or its then current consultants or advisors.

          (e) In order to ensure the neutrality of the arbitrators, the parties agree that neither they nor their Affiliates will offer employment or any other compensation to any of the arbitrators for a period of twelve (12) months following completion of the arbitration.

          (f) The decision of the arbitrators shall be accompanied by a statement of the reasons upon which the decision is based.. The arbitrators shall not have the power or authority to modify this Agreement, unless expressly granted to them, in writing, by the Owner and Operator. The decision may not include, and the parties specifically waive, any award of attorneys fees. Accordingly, each party shall bear its own attorneys fees incurred in connection with any arbitration proceeding.

          (g) The arbitrators may consolidate proceedings with respect to any Dispute under this Agreement with proceedings with respect to any related controversy, provided that any parties to such controversy who are not parties to this Agreement consent to such consolidation.

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

          (h) The parties will cooperate in the exchange of documents relevant to any Dispute. Deposition or interrogatory discovery may be conducted only by agreement of the parties or if ordered by the arbitrators. In considering a request for such deposition or interrogatory discovery, the arbitrators shall take into account that the parties are seeking to avoid protracted discovery in connection with any arbitration proceeding hereunder.

          (i) Notwithstanding anything herein contained in this Article XI, both the Owner and Operator shall be entitled to (a) commence legal proceedings seeking such mandatory, declaratory or injunctive relief as may be necessary to define or protect the rights and enforce the obligations contained herein pending the settlement of a Dispute in accordance with the arbitration proceedings set forth in this Article XI; or (b) join any arbitration proceeding arising out of this Agreement with any other arbitration proceeding arising out of this Agreement.

          (j) If the subject of the dispute concerns the funding of operations, Owner must continue to provide sufficient cash to operate the club in accordance with this Agreement pending the outcome of the dispute.

          (k) Nothing in this Article XI shall be deemed to limit the rights of a secured party or mortgagee to pursue any remedies, enforce any rights, seek any relief or commence any legal proceedings in any court or other tribunal to which it may be entitled pursuant to any financing agreement or mortgage, or any documents executed in connection therewith, or pursuant to Applicable Law.

          (l) If a party determines that a Dispute presents such party with an extraordinary situation that requires it to seek emergency provisional relief prior to the appointment of the arbitrator who will determine such Dispute, it may seek such emergency provisional relief from any court having jurisdiction; provided, however, that (i) in order to obtain any such relief, the court shall determine that such party has met any applicable standards imposed by the law applicable to the relief requested with respect to such party's rights to such relief; and (ii) such relief may only be sought and obtained on the condition that any order entered by the court will expire ten (10) days after the appointment of the arbitrator unless the party that sought the order renews its application for emergency provisional relief to the arbitrator within such ten (10) day period, which arbitrator shall then make de novo any findings of fact that may be required in ruling on such renewed application.

                                  Article XII.

                            Casualty and Condemnation
                            -------------------------

     If the Club, or any portion thereof, shall be damaged or destroyed at any time or times after the Effective Date by fire or any other casualty, or if any portion of the Club is taken by eminent domain or condemnation, then Owner, shall use due diligence and dispatch, to repair, rebuild or replace the same so that after such restoration the Club shall be substantially the same as prior to such damage, destruction or condemnation (such repairing, rebuilding or replacing being herein called "Restoration"), and all proceeds of insurance shall be made available to Owner for this purpose. All insurance proceeds realized in connection with a casualty and all

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

condemnation awards paid or payable in connation with any condemnation of all or any part of the Club shall belong to and be the property of Owner and Operator shall have no right, title or interest therein and no right to make any separate claim in connection therewith . The foregoing notwithstanding, Owner shall have no obligation to effect a restoration if (x) sufficient insurance proceeds or condemnation awards are not made available to Owner for such purpose by the insurance carrier and/or all mortgagees, (y) the repair or restoration cannot be reasonably accomplished within six (6) months of the occurrence of any such taking or casualty or (z) at least 20% of the building of which the Club forms a part is condemned or damaged, in which case Owner shall have the right, in its sole discretion, to terminate this Agreement. Additionally, in the event that Owner elects not to promptly undertake the Restoration, then Operator may terminate this Agreement on at least thirty (30) days notice to Owner, unless Owner, within such thirty (30) day period, agrees to promptly undertake and diligently prosecute such Restoration.

                                 Article XIII.
                             Transfer or Assignment

     13.1 Assignment. Except as provided below, Operator shall not voluntarily, involuntarily, by operation of law or otherwise, assign, convey, pledge, delegate, submanage, hypothecate or otherwise transfer all or any part of its rights or obligations under this Agreement without the approval of Owner which approval may be withheld in Owner's sole discretion. Operator shall have the right to assign its rights and obligations under this Agreement, without the consent of Owner, to any "Permitted Assignee" in connection with a "Permitted Transaction." In the event of an assignment, Operator shall continue to be liable under this Agreement to the same extent as though such assignment had not been made. In the event Operator sells a controlling interest, such sale shall constitute an assignment of Operator's interest requiring Owner's approval. A "controlling interest" refers to the ability to control the management or operation of such entity in fact arising by contract, equity ownership or otherwise. Owner may assign its rights under this Agreement to any successor owner of the Club Lot, without any notice to or consent to the Operator.

     13.2 Permitted Transaction. For purposes hereof, a "Permitted Transaction" shall mean any transaction, regardless of its form, in which (a) the permitted assignee expressly assumes, in writing, all of the liabilities and obligations of the Operator hereunder for all the rest and remainder of the Term hereof; and
(b) upon such transfer or assignment, the permitted assignee shall continue to have the right to manage and operate, under the Sports Club/LA trade name, not less than seventy percent (70%) of the number of the Sports Club/LA facilities then owned and/or managed and operated as of the date of the transfer or assignment in the United States of America. In addition to the foregoing requirements, for purposes hereof, a "Permitted Assignee" shall mean any wholly owned subsidiary of the Operator or any person or entity acquiring a controlling interest in the Operator, or the Operator's assets, including the rights and obligations of the Operator under this Agreement. Anything to the contrary set forth herein notwithstanding, Operator may, without the consent of, but on at least ten (10) business days prior notice to, Owner, assign its rights, duties, obligations and interests under this Agreement to any wholly owned subsidiary of Operator, in which case all contracts, agreements and instruments relating to the Club may be entered into by such wholly owned affiliate, provided, that such wholly owned affiliate shall assume, in writing, all of the liabilities and obligations of the Operator hereunder for all the rest and remainder of the Term hereof and provided, further,

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

that, any such assignment and assumption notwithstanding, The Sports Club Company, Inc. shall remain fully and primarily liable for the performance of all of the Operator's obligations under this Agreement.

     13.3 Invalid Assignment. Any assignment or transfer, or purported assignment or transfer, which is consummated by Operator in violation of this
Article XIII shall, at the option of Owner, be void and of no force or effect. Additionally, if (x) Operator effectuates or attempts to effectuate any assignment or transfer without first satisfying all conditions precedent to such transfer or assignment pursuant to this Article XIII and (y) either Operator or the purported transferee refuses to confirm, acknowledge or recognize, in writing, that the purported assignment or transfer is ineffective and a nullity with respect to this Agreement and Owner, or if the transferee refuses to vacate the Club or to cease controlling the management and/or operation of the Club, then any such refusal or failure shall be a material default hereunder entitling Owner to terminate this Agreement unless such default is cured within fifteen
(15) business days of Owner's delivery of a notice of termination to Operator, following which neither party shall have any further liability under this Agreement except for the payment of money due at the time of such termination and all other obligations which specifically survive the termination of this Agreement.

                                  Article XIV.
                                 Indemnification
                                 ---------------

     14.1 Indemnification of Owner. Operator shall indemnify, defend and hold Owner and its Affiliates, officers, directors, partners, members, trustees, employees and agents (individually, an "Owner Indemnitee") harmless for, from and against any damages, liability, cost, claim or expense, including attorneys' fees (collectively, "Claims"), attributable to the negligence (unless fully covered and defended by an insurer under a valid insurance policy), gross negligence, fraud, misapplication of monies, breach of obligations hereunder or willful misconduct of Operator or any affiliates, officers, directors, members, partners, employees (including employees of the Club), agents, servants or others under the control of Operator.

     14.2 Indemnification of Operator. Owner shall indemnify, defend and hold Operator and its Affiliates, officers, directors, partners, members, trustees, employees and agents (individually, a "Operator Indemnitee") harmless for, from and against any and all Claims attributable to the negligence (unless fully covered and defended by an insurer under a valid insurance policy), gross negligence, fraud, misapplication of monies, breach of obligations hereunder or willful misconduct of Owner or any affiliates, officers, directors, members, partners, employees (including employees working at the Premises ), agents, servants or others under the control of Owner.

                                  Article XV.
                     Confidential Information and Publicity
                     --------------------------------------

     15.1 Disclosure of Information. Owner and Operator acknowledge that each may receive certain material which is not publicly known concerning the business and affairs of the other (including without limitation not only the terms of this Agreement, but numerous manuals, outlines, charts, designs, and other materials prepared by Operator or otherwise

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

reflecting Operator's expertise in the many areas that are the subject of this agreement; collectively "Confidential Information") in connection with this Agreement, and agree that each of them has a proprietary interest in their respective Confidential Information. All disclosures of Confidential Information to a party under this Agreement, including its affiliates, agents, representatives, lenders, accountants, attorneys and employees shall be held in strict confidence by such party, its affiliates, agents and employees, and such party may disclose the Confidential Information only to those of its affiliates, agents, representatives, lenders, accountants, attorneys and employees to whom it is necessary in order to properly carry out their duties hereunder, as required by legal process or in order to comply with the disclosure obligations of a publicly-held company. Neither party shall use the Confidential Information of the other after termination or expiration of this Agreement and each party shall return to the other all copies of the other's Confidential Information as soon as reasonably practicable after the date of such termination or expiration.

     15.2 Approval of Form. The dissemination of information with respect to this Agreement or the transactions contemplated hereby including, without limitation, press releases, advertising materials and other disclosures, shall be subject to the prior written approval of Operator and Owner, which shall not be unreasonably withheld or delayed by either party.

                                  Article XVI.
                                     Notices
                                     -------

Any and all notices, consents, directives, or other communications by either party intended for the other must be in writing and sent by nationally recognized overnight carrier or by registered or certified mail, return receipt requested, to Owner, at c/o Millennium Partners, 1995 Broadway, 3rd Floor, New York, New York 10023, Attention: Chief Financial Officer, with a copy to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022,
Attention: Eric R. Landau, Esq. and to Operator, at 11100 Santa Monica Boulevard, Suite 300, Los Angeles, Ca. 90025, Attention: Phil Swain, President and Chief Operating Officer; Jill Rosenthal, Corporate Counsel; with a copy to Resch Polster Alpert & Berger LLP, 10390 Santa Monica Boulevard, Fourth Floor, Los Angeles, Ca. 90025, Attention Nick Ramniceanu, unless either party shall have designated different addresses by serving written notice of change of address on the other party by registered or certified mail.

                                 Article XVII.
                                Entire Agreement
                                ----------------

     This Agreement (together with any Schedules and Exhibits hereto, which are incorporated herein by this reference) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all negotiations, discussions and agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between them, other than as expressly set forth herein.

                                 Article XVIII.
                                   Non-Waiver
                                   ----------

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


     No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

                                  Article XIX.
                                    Survival
                                    --------

     Notwithstanding the termination of the Term or Operator's management of the Club in accordance with this Agreement, all terms, provisions and obligations of either party contained herein, which in order to give them effect and accomplish their intent and purpose need to survive such termination (i.e., Section 4.17, Section 8.6, Article X,Article XIV, and Article XV) shall survive and continue until they have been fully satisfied or performed. Except to the extent set forth above all other terms, provisions and obligations, shall be automatically deemed terminated and of no further force or effect following the termination of this Agreement.

                                  Article XX.
            Lender Approvals, Subordination and Estoppel Certificates
            ---------------------------------------------------------

     20.1 Lender Approvals.

          (a) The Premises are subject to and encumbered by the terms of the documents evidencing and securing the Fleet Loan. This Agreement and all of the terms herein are subject to Lender's approval of same. Owner shall use commercially reasonable efforts to obtain Lender's consent to this Agreement; however, if despite such efforts, Lender refuses to consent to this Agreement, this Agreement shall be terminated upon notice of such refusal to Operator and neither party shall have any further rights, duties or obligations hereunder except to the extent such rights, duties or obligations survive the termination hereof, and Owner shall pay to Operator that portion of the Pre-Opening Services Fee and/or Fees and Expenses which are due and payable through the date of such termination, and shall reimburse Operator for all out of pocket expenses incurred through the date of such termination.

          (b) Operator's rights, entitlements and interests under this Agreement and, if executed, the Lease shall be subject and subordinate to the Fleet Loan and to all other third party financing encumbering the Club and/or the Premises and/or Owner's interests therein. The foregoing subordination of this Agreement and Operator's rights as manager or the Club shall be self-operative and no further instrument shall be required to effect any such subordination; however, Operator, from time to time, within ten (10) days of a written request made by Owner, shall execute an agreement confirming such subordination. Owner, upon written request of Operator, shall use commercially reasonably efforts to obtain a subordination, non-disturbance and attornment agreement (each, an "SNDA") in favor of Operator from each such lender on the lender's then standard form (but which shall provide that any mortgagee or other successor to the interests of Owner under this Agreement shall be obligated to pay to Operator all arrears in Management Fees, Incentive Fees and expense reimbursements as a condition precedent to Operator attorning to such successor), it being acknowledged and agreed by Operator that in the event that any such lender succeeds to the interests of Owner under this Agreement, by virtue of foreclosure, deed in lieu or otherwise, then Operator shall attorn to such successor and such successor (i) shall not be liable for any act or omission of Owner under this

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     Agreement, nor for any pre-existing defaults by Owner under this Agreement,
     (ii) shall not be subject to any offset, abatement, defense or counterclaim accruing prior to such sale or conveyance to lender, (iii) shall not be bound by any prepayment of monies due and/or payable to Owner which may be offset against future net revenue of the Club and (iv) shall be liable for the performance of the other obligations of Owner under this Agreement only during the period such lender shall own the Club.

          (c) At the request of the Lender and/or any other future mortgagee of the Club and/or in connection with any proposed mortgage financing, Operator shall, from time to time, amend or modify this Agreement, to the extent requested by Owner or any mortgagee provided that such amendment (i) does not materially diminish or reduce any rights or remedies of Operator hereunder and (ii) does not impose obligations upon Operator which are materially more burdensome than the obligations hereunder.

          (d) At any time and from time to time, on at least ten (10) days prior written notice, Operator or Owner, upon request to the other, shall execute an estoppel certificate in form acceptable to Owner or Operator, as the case may be, and/or Lender and containing such statements as may be reasonably requested.

                                  Article XXI.
                                    Headings
                                    --------

     Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

                                  Article XXII.
                                  Governing Law
                                  -------------

     This Agreement shall be construed in accordance with and governed by the laws of Florida.

                                 Article XXIII.
                                  Counterparts
                                  ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                  Article XXIV.
                                 Binding Effect
                                 --------------

     Subject to Article XIII, the provisions of this Agreement shall be binding upon and inure to the benefit of both of the parties and their respective legal representatives, successors, and permitted assignees.

                                   Article XXV.
                                  Miscellaneous
                                  -------------

     25.1 It is expressly agreed that TIME IS OF THE ESSENCE WITH RESPECT TO THE PARTIES' OBLIGATIONS UNDER THIS AGREEMENT.

     25.2 (a) No person or entity other than Operator (including, without limitation, no disclosed or undisclosed, direct or indirect, partner, member, shareholder, officer, director, employee, agent or principal in or of Operator) shall be personally liable for the performance of any of Operator's obligations, or for the satisfaction of any of Operator's liabilities, under this Agreement.

          (b) No person or entity other than Owner (including, without limitation, no disclosed or undisclosed, direct or indirect, partner, member, shareholder, officer, director, employee, agent or principal in or of Owner) shall be personally liable for the performance of any of Owner's obligations, or for the satisfaction of any of Owner's liabilities, under this Agreement.

     25.3 If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be held by a court or other governmental authority of competent jurisdiction to be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to the person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF the parties hereto have caused this instrument to be executed on the day and year first above written.

                                   OWNER:

                                   TERREMARK BRICKELL II LTD,
                                   a Florida limited partnership
                                   By:      Terremark Brickell II, Inc.,
                                            its general partner
                                             By: /s/ Pamela Malkani
                                                 -------------------------
                                                 Name: Pamela Malkani
                                                 Title: Vice President
                                   OPERATOR:

                                   THE SPORTS CLUB COMPANY, INC.,
                                   a Delaware corporation
                                             By: /s/ Phil Swain
                                                 -------------------------
                                                 Name: Phil Swain
                                                 Title: President and COO

                                      10.71

                           First Supplement to Fitness
                            Club and Spa Management
                            and Pre-Opening Services
                           Agreement effective as of
                                January 1, 2003

               FIRST SUPPLEMENT TO FITNESS CLUB AND SPA MANAGEMENT
                       AND PRE-OPENING SERVICES AGREEMENT


     This First Supplement (this "Supplement") to that certain Fitness Club and Spa Management and Pre-Opening Services Agreement between Terremark Brickell II Ltd. ("Owner") and The Sports Club Company, Inc. (the "Operator"), effective as of January 1, 2003, (the "Original Agreement") is also entered into between Owner and Operator effective as of January 1, 2003 and concurrently with their entering into the Original Agreement.

     Now, therefore, for good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Construction. Capitalized terms not otherwise defined in this Supplement shall have the meaning given them in the Original Agreement. In the event of any conflict between the terms and conditions of this Supplement and those of the Original Agreement, the terms and conditions of this Supplement shall control. This Supplement shall be construed neutrally so as to give fair effect to its meaning and without regard to any presumption as to whom the drafter of this Supplement may have been. All references in the Original Agreement and in this Supplement to the `Agreement' shall be to the Original Agreement as amended by this Supplement. Except as modified hereby, all of the terms and conditions of the Original Agreement shall remain in full force and effect.

          2. Lease Agreement. All references to the `Lease Agreement' are hereby deleted from the Original Agreement and those Sections of the Agreement which reference the `Lease Agreement' shall be deemed modified accordingly to be consistent with such deletion. During the Term, Owner and Operator shall endeavor to negotiate a lease agreement which shall commence on the stated expiration of the Term and shall, at a minimum, include the terms described on Exhibit A attached hereto. If the Term shall terminate prior to the stated expiration thereof, the obligation set forth in the preceding sentence shall terminate.

          3. First Consideration Right. Notwithstanding the deletion of all references to the Lease Agreement from the Original Agreement, Operator shall continue to have the First Consideration Right as provided in the Original Agreement, which shall apply to any proposed lease, management agreement or sale of the Club assets (excluding a sale of Club assets in conjunction with a sale of the Club Lot) in respect of the Club or Club Lot, regardless of what the terms and conditions thereof may be, except that the First Consideration Right shall not apply to any proposed lease or management agreement, with, or sale of Club assets to, the Hotel Operator.

          4. Hotel Operator Interference. If the Hotel Operator takes any action that Operator reasonably believes is likely to have a material adverse effect upon the operations of the Club, then Operator, without limitation , shall be entitled to terminate the Agreement upon 90 days notice to Owner if such action has not been cured, to Operator's reasonable satisfaction, within 15 days notice by Operator to Owner describing such action and its anticipated adverse effect on the operations of the Club.

          5. Additional Pre-Opening Services Fee. Operator shall be entitled to an additional Pre-Opening Services Fee for the period of time from October 1, 2003 through the Opening Date at the rate of $20,000 per month (which amount shall be prorated for any partial month).

          6. Base Management Fee. The Base Management Fee shall be calculated on a cash, not GAAP or accrual, basis.

          7. Incentive Fee. The Incentive Fee shall be calculated on a cash, not GAAP or accrual, basis. Assessments or other costs of any kind allocable to the Club Lot under the Declaration or any similar document shall not be a deduction for purposes of calculating Net Operating Income. Net Operating Income shall only be reduced, at the time of deposit, by the amounts actually deposited, from time to time, into the Cap Ex Reserve Account, and it shall be increased, at the time of withdrawal, by any sums withdrawn from such account and not applied to the payment of capital expenditures for the Club.

          8. Spa Operating Standard. Operator shall maintain and operate the Spa to the same standard that Operator currently maintains and operates the spa components of its other health club facilities. The parties acknowledge that it is their intent that the Spa be maintained and operated in a manner which exceeds the standard described in the preceding sentence, but Operator's failure to exceed such standard shall not constitute a breach of the Agreement. All references to the Spa Standard and Schedule 1.1(e) in the Original Agreement are hereby deleted from the Original Agreement.

          9. Plans and Budgets. Owner acknowledges and agrees that (i) any and all plans and budgets under the Agreement shall represent Operator's commercially reasonable estimates only, (ii) Operator does not guaranty that the results set forth in any such plans or budgets shall actually be achieved, and (iii) Operator shall not be in breach of the Agreement solely by reason of any such results not being achieved.

          10. Owner's Funding Obligations. Owner shall have no obligation to maintain sufficient funds in the Club Operating Account except (i) if and to the extent already required to do so by the express terms and conditions of the Original Agreement, and (ii) (a) to pay, as and when due Operator under the Agreement, all Fees as defined in Article VI of the Agreement;
     (b) all employee related costs of Operator incurred in connection with the Club provided they are consistent with the Annual Plan, (c) all installation, maintenance and upgrade costs incurred, from time to time, in connection with the hardware and software associated with the integration of the Club's operations with the operations of the Hotel provided they are consistent with the Annual Plan, and (d) any other expenses incurred by Operator in its own name, rather than in Owner's name, if such other expenses, when added to all other operating expenses of the Club, are within 110% of the amount set forth for such expenses in the Approved Budget.

          11. Responsibility for Club Operations. All obligations with respect to the Club and its operations are to be entered into by Operator on behalf of Owner, as the agent of Owner and at Owner's expense. If Operator nonetheless is required or elects, as may be permitted by the Original Agreement, instead to enter into any obligation in its own name (for example, but without limitation, obligations relating to utilities, advertising, insurance, employees and Club memberships), then Owner shall indemnify, defend and hold Operator harmless from and against any and all claims, costs, damages, liabilities and losses arising out of or in connection with any failure by Owner, from time to time, to pay any such obligation as and when due. Operator shall have no obligation to fund any obligations or expenses relating to the Club or its operations.

          12. Suspension of Use for Non-Payment. Operator may, from time to time, suspend usage of the Club by, as applicable, all Hotel guests and all owners of the Residential Units and Condo/Hotel units if, as applicable, the Hotel Operator, the Owner or the Residential Condominium Association has not paid to Operator, as and when due, any sum owing for such usage of the Club by such parties; it being agreed, however, that Operator shall not be entitled to suspend any such usage unless Operator shall have first given notice of such non-payment to Owner and such non-payment shall not have been cured, in full, within 15 days thereafter.

          13. Covenant Not to Compete. The covenant not to compete set forth in paragraph 4.17 of the Original Agreement shall not apply to the activities of any current or former non-executive level employee of Operator. If Operator or any affiliate thereof shall enter into an agreement to acquire any interest that would violate such covenant not to compete as a result of Operator's acquisition of another entity or Operator's acquisition of or other involvement with a portfolio of existing facilities, then Operator may (i) terminate those portions of such transaction which would violate the covenant not to compete and/or (ii) request Owner to waive such covenant not to compete in respect of those portions of the transaction which violate the same (which such waiver may be granted or withheld in Owner's sole and absolute discretion) and upon such termination or waiver, as the case may be, Operator shall be in compliance with the covenant not to compete in respect of the applicable portions of any such transaction. If Operator or any affiliate would violate either such covenant not to compete or Article XIII of the Agreement as a result of a Permitted Transfer to a successor operator, a combination with another entity, a sale of substantially all of the stock or assets of Operator, or a sale of a controlling interest in Operator, then (i) Owner shall have the right to terminate the Agreement by giving written notice to Operator within ninety
     (90) days following Operator's notice to Owner of the occurrence of such transaction, such termination to be effective on the termination date to be set forth in Owner's notice and (ii) Operator shall not be deemed to be in violation of such covenant if Owner does not give any such termination notice.

          14. Default. Paragraph 10.1(b) of the Original Agreement is hereby amended and restated, in its entirety, as follows: "(b) Subject to (i) the occurrence of any Force Majeure events, (ii) the failure by Owner to fulfill any obligations hereunder necessary to continuously operate the Club and (iii) permitted remodeling activities, the failure by Operator to continuously operate the Club on all days on which the Club is required to be opened under Section 4.16 hereof, unless such failure is cured to the reasonable satisfaction of Owner within 5 days of Owner's delivery to Operator of notice of such failure; it being further agreed that Owner shall not be required to give more than one such notice in any consecutive 12 month period; "

          15. Owner's Loan Documents. Paragraph 4.15 of the Original Agreement (entitled "Compliance with Loan Agreements") is hereby deleted in its entirety.

          16. Counterparts. This Supplement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     In witness whereof, the parties have caused this Supplement to be executed on the day and year first above written.

                               OWNER:

                               TERREMARK BRICKELL II, LTD.,
                               a Florida limited partnership

                               By:      Terremark Brickell II, Inc.,
                                        its general partner


                                        By:    /s/ Pamela Malkani
                                           --------------------------------
                                        Name:     Pamela Malkani
                                                ---------------------------
                                        Title:    Vice President
                                                ---------------------------

                               OPERATOR:

                               THE SPORTS CLUB COMPANY, INC.,
                               a Delaware corporation



                                        By:    /s/ Philip Swain
                                           --------------------------------
                                        Name:     Phil Swain
                                               ----------------------------

                                        Title:    President and COO
                                               ----------------------------

                                     EXHIBIT
                                      10.77

                             Indemnity and Guaranty
                          Agreement entered into as of
                             December 1, 2003 among
                         the Registrant, Irvine Sports
                          Club, Inc., Rex A. Licklider
                              and D. Michael Talla

                             INDEMNITY AND GUARANTY
                             ----------------------


     THIS  INDEMNITY  AND  GUARANTY  is made and  entered  into  this 1st day of
December,  2003,  by THE SPORTS  CLUB  COMPANY,  INC.,  a  Delaware  corporation
("Guarantor") and IRVINE SPORTS CLUB, INC., a California corporation ("Borrower") for the benefit of REX A. LICKLIDER and D. MICHAEL TALLA as their interests may appear (the "Beneficiaries").


                                    RECITALS
                                    --------


     A. Borrower borrowed the sum of Twenty Million Dollars ($20,000,000) from Orange County's Credit Union ("Lender") in a borrowing (the "Loan") secured by real and personal property of Borrower and personal property of Guarantor, pursuant to the terms of which, among other things, Beneficiaries guaranteed performance of all obligations of Borrower to Lender as described in Section 2 of the Beneficiaries' Guaranty in favor of Lender ("Beneficiaries' Guaranty") a copy of which is attached hereto as Exhibit A (the "Guaranteed Obligations").

     B. As a condition to the making of the Loan, Lender required that Beneficiaries personally guarantee performance of all obligations of Borrower to Lender undertaken in connection with the Loan.

     C. Guarantor is the parent corporation of Borrower, owning one hundred percent (100%) of the equity securities of Borrower.

     D. The proceeds of the Loan were for the direct benefit of Guarantor.

     E. As a condition to giving the Beneficiaries' Guaranty, Beneficiaries required this Indemnity and Guaranty. Prior to delivery by Beneficiaries of the Beneficiaries' Guaranty, Guarantor agreed to give this Indemnity and Guaranty.


                             INDEMNITY AND GUARANTY
                             ----------------------


     NOW, THEREFORE, as an inducement to Beneficiaries to make the Beneficiaries' Guaranty in favor of Lender and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor and Borrower agree as follows:

                                   ARTICLE I
                   NATURE AND SCOPE OF INDEMNITY AND GUARANTY
                   ------------------------------------------

     Section 1.1 Guaranty of Obligations. Guarantor hereby absolutely and unconditionally guarantees to Beneficiaries the prompt and unconditional payment and full and prompt performance when due by Borrower of the Guaranteed Obligations. It is expressly understood and agreed that this is an unconditional guaranty and that the obligations of Guarantor hereunder are and shall be absolute and irrevocable under any and all circumstances, without regard to the validity, regularity or enforceability of the Beneficiaries' Guaranty.

     Section 1.2 Nature of Guaranty. This Guaranty is an irrevocable, absolute guarantee of payment and, to the extent of the Guaranteed Obligations, of performance, and is not merely a guarantee of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations of Borrower arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations of Borrower may be increased or reduced shall not release or discharge the obligation of Guarantor to Beneficiaries with respect to the Guaranteed Obligations of Borrower. This Guaranty may be enforced by Beneficiaries or either of them. This Guaranty is an unsecured obligation of Guarantor.

     Section 1.3 Indemnification. Guarantor hereby indemnifies and agrees to defend and save Beneficiaries (and each of them) safe and harmless from and against any liability, loss, cost, damage or expense, including, without limitation, attorneys' fees and costs of litigation, arising in any way from or under the Beneficiaries' Guaranty. Obligations of Guarantor hereunder shall be in addition to and not in lieu of Guarantor's obligations under other provisions of this Indemnity and Guaranty.

     Section 1.4 Payment by Guarantor. Upon any claim being made by Lender under or by reason of the Beneficiaries' Guaranty against any Beneficiary, such Beneficiary or Beneficiaries may, at his or their option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower or any other person.

     Section 1.5 Guaranteed Obligations of Borrower Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Beneficiaries hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender, any Beneficiary, or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations of Borrower (or the transactions creating the Guaranteed Obligations of Borrower) or otherwise; provided, however, that Beneficiaries shall be entitled only to amounts for which Beneficiaries are liable from time to time under Beneficiaries' Guaranty.

     Section 1.6 Payment of Expenses. Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Beneficiaries for all expenses (including counsel fees) incurred by Beneficiaries in connection with the collection of the Guaranteed Obligations or any portion thereof or with the enforcement of this Indemnity and Guaranty.

                                   ARTICLE II
                               BENEFICIARIES' FEES
                               -------------------

     Section 2.1 Fees. In consideration of each Beneficiary executing the Beneficiaries' Guaranty in connection with the Loan, Guarantor shall pay to each Beneficiary a fee (the "Guaranty Fee") equal to three percent (3%) of such Beneficiaries' pro rata portion of the average outstanding principal balance of the Loan for each Loan Period (as hereinafter defined), or partial Loan Period, during which the Loan is in effect. The Guaranty Fee shall be payable to each Guarantor within thirty (30) days of the end of each Loan Period until the earlier of (i) the Lender's release of the Beneficiaries under the Beneficiaries' Guaranty (the "Beneficiaries' Release"), and (ii) the date (A) the Borrower's obligations under the Loan are terminated and (B) all amounts borrowed by the Borrower under the Loan (including accrued interest) have been repaid (such date being referred to as the "Loan Termination"). If the Beneficiaries' Release or Loan Termination occurs at any time prior to the last date of a Loan Period, the Fees for such partial Loan Period shall be paid not more than thirty (30) days after the applicable event. Each three-month period ending on September 30, December 31, March 31 and June 30, commencing with the period ending on September 30, 2003 is referred to herein as a "Loan Period," it being understood that the first Loan Period is, in fact, one hundred eight (108) days. The pro rata portion for each Beneficiary shall mean fifty percent (50%) of the total amount in question.

     Section 2.2 Payment. At the Guarantor's option, the Fees may be paid in cash, restricted shares of the Guarantor's Common Stock, $.01 par value (the "Common Stock"), or a combination thereof. The Guarantor shall accrue the Fees for each Loan Period during which any portion of the Loan is outstanding. If the Guarantor elects to pay, in whole or in part, in Common Stock, within thirty
(30) days  following  the end of each Loan Period  during  which the Loan is (or was) outstanding, the Guarantor shall calculate, and shall notify Beneficiaries, of that number of shares of Common Stock issuable to each Beneficiary in respect of the Fees payable to such Beneficiary for such Loan Period (the "Fee Shares"). In the event Guarantor elects to pay any portion of the fees in Common Stock, to the extent the federal and state income tax payable by either Beneficiary attributable to such payment exceeds any cash paid by Guarantor (the "Tax
Deficiency"), either Beneficiary or both Beneficiaries may require such Tax Deficiency (as adjusted for the reduction in the number of shares of Common Stock) to be paid in cash in lieu of Common Stock. For purposes of calculating such Tax Deficiency, Beneficiaries shall be presumed to pay taxes at the maximum marginal rates and to give effect to a deduction for state income taxes. Such election by Beneficiaries shall be made by notice given to Guarantor within ten
(10) days following Guarantor's notice of its election to Beneficiaries. All payments of cash, or delivery of Common Stock, shall be made within fifteen (15) days following Beneficiaries' notice, or, if Beneficiary does not give such a notice, within twenty (20) days following Guarantor's notice, or if Guarantor does not give such a notice, within thirty (30) days following the end of such Loan Period. For purposes of calculating the number of Fee Shares issuable to each Beneficiary in respect of his portion of the Fees, the value of the Common Stock shall be the average closing price for the most recent thirty (30) calendar days prior to the end of the appropriate Loan Period as reported on the American Stock Exchange. The Fee Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under state securities (or Blue Sky) laws, but will be issued to each Guarantor in reliance on the non-public offering exemptions under Section 4(2) of the Securities

Act and Regulation D promulgated thereunder. As a condition to the issuance of the Fee Shares for any Loan Period, each Beneficiary shall execute and deliver to Guarantor an investment representation agreement. In calculating the number of Fee Shares issuable to each Beneficiary, fractional shares will be disregarded, and the number of such Shares will be rounded down to the next lowest whole number. The Guarantor shall ensure the availability of a sufficient number of shares of Common Stock to enable it to fulfill its obligations under this Agreement.



                                  ARTICLE III
                                OTHER AGREEMENTS
                                ----------------

     Section 3.1 Deferment of Rights. Any indebtedness of Guarantor to Borrower now or hereafter existing, whether in connection with the Loan or otherwise (the "Subordinated Obligations"), shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of all amounts owed hereunder until payment in full of the Loan; provided, however, that payment may be made if such payment is applied to payment of the Loan. Borrower agrees not to accept any payment or satisfaction of any kind of indebtedness of Guarantor to Borrower unless such indebtedness is applied to payment of the Loan. Borrower shall not be entitled to enforce or receive payment of any Subordinated Obligations until all of the Loan obligations have been paid and performed in full, unless payment of such indebtedness is applied to payment of the Loan, and any such sums received in violation of this Indemnity and Guaranty shall be received by Borrower in trust for Beneficiaries.

     Section 3.2 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following and agrees that Guarantor's obligations under this Indemnity and Guaranty shall not be released, diminished, impaired or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

     (a) Modifications. Any modification of all or any part of the Guaranteed Obligations or any document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Beneficiaries to notify Guarantor of any such action.

     (b) Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.

     (c) Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations, or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders of Borrower or Guarantor, or any reorganization of Borrower or Guarantor. Guarantor hereby assumes full responsibility for due diligence, as well as for keeping informed of all matters which may affect

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

Borrower's ability to pay and perform its obligations to Lender. Except for any fiduciary duties Beneficiaries may have by reason of their positions as officers or directors, Beneficiaries have no duty to disclose to Guarantor any information which they or either of them may have or may receive about Borrower's financial condition or business operations, the condition or uses of Borrower's assets, or any other circumstances bearing on Borrower's ability to perform.

     (d) Invalidity of Guaranteed Obligations of Borrower. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including, without limitation, any of the following: (a) the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing Loan documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) any of the Loan documents are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason; provided, however, that Beneficiaries shall be entitled only to amounts for which Beneficiaries are liable from time to time under Beneficiaries' Guaranty.

     (e) Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

     (f) Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Indemnity and Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the security or collateral for the Guaranteed Obligations.

     (g) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan, the Guaranteed Obligations, or the security or collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Borrower will be unable to pay the Guaranteed Obligations pursuant to the terms thereof.


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


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------



     To induce Beneficiaries to enter into the Beneficiaries' Guaranty, Borrower and Guarantor represent and warrant to Beneficiaries as follows:

     Section 4.1 Legality. The execution, delivery and performance by Borrower and Guarantor of this Indemnity and Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which either Borrower or Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which either Borrower or Guarantor is a party or which may be applicable to either of them. This Indemnity and Guaranty is a legal and binding obligation of, respectively, Borrower and Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and by general principals of equity.

     Section 4.2 Litigation. Except as otherwise disclosed to Beneficiaries, there are no proceedings pending or, so far as Borrower or Guarantor know, threatened before any court or administrative agency which, if decided adversely to Borrower or Guarantor, would materially adversely affect the financial condition of Borrower or Guarantor or the authority of either of them to enter into, or the validity or enforceability of, this Indemnity and Guaranty.

                                    ARTICLE V
                                     WAIVERS
                                     -------



     Section 5.1 Waivers.

     (a) Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of nonpayment, nonperformance or nonobservance, or other proof, or notice or demand, whereby to charge Guarantor therefor.

     (b) Guarantor further agrees that the validity of this Indemnity and Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired (a) by reason of the assertion by Lender of any rights or remedies which it may have under or with respect to the Loan documents, or (b) by reason of any failure to file or record any instruments or to take or perfect any security intended to be provided thereby, or (c) by reason of the release or exchange of any property constituting security or collateral for the Loan, or (d) by reason of Lender's failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have, or (e) by reason of the commencement of a case under the Bankruptcy Code by or against any person obligated under the Loan documents, or (f) by reason of any payment made on or by reason of the Loan, whether made by Borrower or Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall have the effect of reducing the liability of Guarantor hereunder. It is further understood that Guarantor shall remain liable hereunder if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Loan due and payable.

     (c) Guarantor hereby waives: (i) all statutes of limitations as a defense to any action or proceeding brought against Guarantor by Beneficiaries, to the fullest extent permitted by law; (ii) any right Guarantor may have to require Beneficiaries to proceed against Borrower, proceed against or exhaust any security for the Loan provided to Lender by Borrower or any other person (including Guarantor), or pursue any other remedy in Beneficiaries' power to pursue; (iii) any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower; (iv) any defense based on (A) any legal disability of Borrower, (B) any release, discharge, modification, impairment or limitation of the liability of Borrower to Lender from any cause, whether consented to by Lender or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (an "Insolvency Proceeding"), and (C) any rejection or disaffirmance of the Loan, or any part of it, or any security held for it, in any such Insolvency Proceeding; (v) any defense based on any action taken or omitted by Lender in any Insolvency Proceeding involving Borrower, including any election to have Lender's claim allowed as being secured, partially secured or unsecured, any extension of credit by Lender to Borrower in any Insolvency Proceeding, and the taking and holding by Lender of any security for any such extension of credit; (vi) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Indemnity and Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by Lender to Guarantor expressly provided for herein; (vii) any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Debt and other Loan obligations or any part of them; and (viii) any defense based on or arising out of any action of Lender described herein.

     (d) Waivers of subrogation and other rights and defenses.

               (i) Regardless of whether Guarantor may have made any payments to Beneficiaries, Guarantor hereby waives (A) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from Borrower or any other party for any sums paid to Beneficiaries, whether contractual or arising by operation of law (including the Bankruptcy Code or any successor or similar statute) or otherwise, (B) all rights to enforce any remedy that Beneficiaries may have against Borrower, and (C) all rights to participate in any security now or later to be held by Lender for the Loan. The foregoing waivers shall be effective until the Loan obligations have been paid and performed in full, or Beneficiaries are otherwise absolved of any further obligations under Beneficiaries' Guaranty.

               (ii) Guarantor understands and acknowledges that if Lender forecloses judicially or nonjudicially against any real property security for the Loan, that foreclosure could impair or destroy any ability that Beneficiaries or Guarantor may have to seek reimbursement, contribution or indemnification from Borrower or others based on any right Guarantor or Beneficiaries may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this Section, such potential impairment or destruction of Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Indemnity and Guaranty based on
          Section 580d of the California Code of Civil Procedure. By executing this Indemnity and Guaranty, Guarantor freely, irrevocably and unconditionally (A) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this Indemnity and Guaranty even though Lender may foreclose judicially or nonjudicially against any real property security for the Loan, (B) agrees that Guarantor will not assert that defense in any action or proceeding which Beneficiaries may commence to enforce this Indemnity and Guaranty, (C) acknowledges and agrees that the rights and defenses waived by Guarantor under this Indemnity and Guaranty include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Sections 2787, 2848, 2855 and 2856 of the California Civil Code, and (D) acknowledges and agrees that Beneficiaries are relying on this waiver in guaranteeing the Loan, and that this waiver is a material part of the consideration which Beneficiaries are receiving for guaranteeing the Loan.

               (iii) As provided in Civil Code Section 2856, Guarantor makes the following waivers of specific rights afforded under California law:

                    "The  Guarantor  waives  all rights  and  defenses  that the
               Guarantor may have because the debtor's debt is secured by real property. This means, among other things:

                    (1) The  creditor  may collect  from the  Guarantor  without first foreclosing on any real or personal property collateral pledged by the debtor.

                    (2)  If  the  creditor   forecloses  on  any  real  property
               collateral pledged by the debtor:

                         (A) The amount of the debt may be  reduced  only by the
                    price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                         (B) The creditor may collect from the Guarantor even if
                    the creditor, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the debtor.

                    This is an unconditional and irrevocable wavier of any rights and defenses the Guarantor may have because the debtor's debt is secured by real property. These rights and defenses include, but

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

                    are not limited to, any rights or defenses based on Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure."

     (iv) In addition, Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

          (A) Guarantor hereby waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

          (B) No provision or waiver in this Indemnity and Guaranty shall be construed as limiting the generality of any other provision or waiver contained in this Indemnity and Guaranty. It is the intention of the parties that Guarantor shall not be deemed to be a "creditor" or "creditors" (as defined in Section 101 of the Bankruptcy Code) of Borrower by reason of the existence of this Indemnity and Guaranty. If Borrower becomes a debtor in any proceeding under the Bankruptcy Code, Guarantor hereby waives any such right as a "creditor" under the Bankruptcy Code.





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






                                   ARTICLE VI
                                  MISCELLANEOUS
                                  -------------



     Section 6.1 No Waiver. No failure to exercise, and no delay in exercising, on the part of Beneficiaries, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Beneficiaries hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Indemnity and Guaranty, nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     Section 6.2 Applicable Law. This Indemnity and Guaranty shall be deemed to be a contract entered into pursuant to the laws of the State of California and shall in all respects be governed, construed, applied and enforced in accordance with applicable federal law and the laws of such state, without reference to or giving effect to any choice of law doctrine.

     Section 6.3 Notices. All acceptances, approvals, consents, demands, notices, requests, waivers and other communications required or permitted to be given under this Indemnity and Guaranty must be in writing and (a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual served, and the address where the service was made;
(b) sent by certified mail, return receipt requested; or (c) delivered by a nationally recognized overnight delivery service that provides evidence of the date of delivery, with all charges prepaid (for next morning delivery if sent by overnight delivery service), addressed to the appropriate party at its address listed below:

                  If to Beneficiaries:      Rex A. Licklider
                                            c/o The Sports Club Company, Inc.
                                            11100 Santa Monica Boulevard
                                            Suite 300
                                            Los Angeles, California 90025


                                            D. Michael Talla
                                            c/o The Sports Club Company, Inc.
                                            11100 Santa Monica Boulevard
                                            Suite 300
                                            Los Angeles, California 90025

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

                                            With a copy to:

                                            R. Joseph De Briyn, Esq.
                                            Musick, Peeler & Garrett LLP
                                            624 South Grand Avenue
                                            Suite 2000
                                            Los Angeles, California 90017

                  If to Guarantor:          The Sports Club Company, Inc.
                                            11100 Santa Monica Boulevard
                                            Suite 300
                                            Los Angeles, California 90025
                                            Attention:  Chief Financial Officer

                                            With a copy to:

                                            Ronald K. Fujikawa, Esq.
                                            Greenberg Glusker Fields Claman
                                            Machtinger & Kinsella LLP
                                            1900 Avenue of the Stars
                                            Suite 2100
                                            Los Angeles, California 90067

                  If to Borrower:           Irvine Sports Club, Inc.
                                            11100 Santa Monica Boulevard
                                            Suite 300
                                            Los Angeles, California 90025
                                            Attention:  Chief Financial Officer

                                            With a copy to:

                                            Ronald K. Fujikawa, Esq.
                                            Greenberg Glusker Fields Claman
                                            Machtinger & Kinsella LLP
                                            1900 Avenue of the Stars
                                            Suite 2100
                                            Los Angeles, California 90067

     Section 6.4 Entire Agreement. All prior understandings, representations and agreements with respect to this Indemnity and Guaranty are merged into this Indemnity and Guaranty which alone fully and completely expresses the agreement of the parties.

     Section 6.5 No Oral Amendment. This Indemnity and Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party hereto, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

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

     Section 6.6 Successors and Assigns. Each reference herein to "Beneficiaries" shall be deemed to include their respective successors and assigns, to whose favor the provisions of this Indemnity and Guaranty shall also inure. Each reference herein to "Guarantor" shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Indemnity and Guaranty. The term "Guarantor" shall also include any new successor entity formed as a result of any merger, reorganization, sale or transfer of Guarantor or any interest in Guarantor, and Guarantor and its constituents shall not thereby be released from any obligation or liability hereunder. The term "Borrower" as used herein shall include any new or successor entity formed as a result of any merger, reorganization, sale or transfer of Borrower or any interest in Borrower.

     Section 6.7 Headings. The article, section and subsection headings are for convenience of reference only and shall in no way affect the interpretation of this Indemnity and Guaranty.

     IN WITNESS WHEREOF, Guarantor has executed this Indemnity and Guaranty as of the date first above set forth.

                                            GUARANTOR:

                                            THE SPORTS CLUB COMPANY, INC.


                                           By:  /s/ Timothy O'Brien
                                                -------------------------------
                                               Name: Timothy O'Brien
                                               Its: Chief Financial Officer





                                           By:  /s/ Lois J. Barberio
                                                -------------------------------
                                                Name:        Lois J. Barberio
                                                Its:         Secretary



                                            BORROWER:


                                            IRVINE SPORTS CLUB, INC.


                                           By:  /s/ Timothy O'Brien
                                                -------------------------------
                                              Name: Timothy O'Brien
                                              Its:  Chief Financial Officer






                                           By:  /s/ Lois J. Barberio
                                                -------------------------------
                                              Name:  Lois J. Barberio
                                              Its:   Secretary



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





                                     EXHIBIT
                                      10.79

                             Supplemental Indenture
                          dated as of February 4, 2004
                          between the Registrant, the
                           Subsidiary Guarantors and
                               U.S. Bank National
                                   Association

                             SUPPLEMENTAL INDENTURE

     This Supplemental Indenture (the "Supplemental Indenture") is made and entered into as of this 4th day of February, 2004, by and among The Sports Club Company, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined in the Indenture [defined below]), and U.S. Bank Trust National Association, a national banking association, now known as U.S. Bank National Association, as trustee (the "Trustee"), with reference to the following:

     A. The Company, the Subsidiary Guarantors and the Trustee are parties to an Indenture dated as of April 1, 1999 (the "Indenture"), pursuant to which the Company issued $100,000,000 principal amount of its 11 3/8% Senior Secured Notes due 2006 (the "Notes"). The Notes are held by a number of Holders; the three largest groups of Holders are (i) the following funds managed, advised or sub-advised by affiliates of the TCW Group, Inc.: TCW LINC III CBO Ltd.; Crescent/MACH I Partners, L.P.; AIMCO CDO, Series 2000-A; TCW GEMV, Limited; Plaza II Emerging Market CBO Limited; TCW Shared Opportunity Fund II, L.P.; TCW Shared Opportunity Fund II B LLC; and TCW Shared Opportunity Fund III, L.P. (collectively the "TCW Funds"), (ii) Massachusetts Mutual ("Mass Mutual") and
(iii) funds managed by MW Post Advisory Group, LLC ("Post Group"); the TCW Funds, Mass Mutual and Post Group collectively own approximately $69,000,000 of the aggregate principal amount of outstanding Notes.

     B. The Company's Board of Directors approved the creation of a special committee (the "Special Committee") to investigate various strategic alternatives, including the possibility of a "going private" transaction in which certain of the Company's principal shareholders and a private equity group, Palisade Concentrated Equity Partnership L.P. ("Palisade"), intended to participate (the "Prior Transaction"). In order to permit such principal shareholders and Palisade to discuss among themselves the structure, terms and conditions of the Prior Transaction, the Subsidiary Guarantors, the Company and the Trustee executed a Supplemental Indenture (the "First Supplement") to modify the Change of Control provisions of the Indenture (as defined therein) for a period of 180 days. The term of the First Supplement expired on September 24, 2003.

     C. The principal shareholders and Palisade abandoned the Prior Transaction and have instead commenced negotiations on the terms and conditions under which Palisade, on the one hand, and Rex A. Licklider, Millennium Entertainment Partners, L.P., and its affiliates and Kayne Anderson Capital Advisors and its affiliates (the "Insider Stockholders"), on the other, would invest up to $37 million in the Company and receive in consideration thereof a new class of convertible preferred stock, following which the Company would remain subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Proposed Transaction").

     D. In order to permit the Insider Stockholders, Palisade and the Company to engage in negotiations concerning, and execute and deliver a term sheet and definitive documentation governing, the Proposed Transaction without arguably violating the Change of Control provisions of the Indenture, the Company wishes to amend the Indenture to modify the

Change of Control provisions for a period of one hundred eighty (180) days from and after the date of this Supplemental Indenture, and the Trustee is willing to amend the Indenture to allow for such modification and amendment, subject to the terms and conditions set forth in this Supplemental Indenture.

     E. Pursuant to Section 9.2 of the Indenture, the Trustee, the Subsidiary Guarantors and the Company have the right to execute and deliver this Supplemental Indenture to amend the Indenture as described in Recital D above if such amendment is approved or consented to by Holders of at least a majority of the principal amount of the Notes outstanding, and the TCW Funds, Mass Mutual and Post Group (who collectively hold approximately 69% of the principal amount of outstanding Notes) are willing to consent to this Supplemental Indenture.

A G R E E M E N T

     In consideration of the recitals, and the mutual covenants and agreements hereinafter set forth, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

     1. Recitals; Definitions. The terms and conditions set forth in the Recitals shall be deemed a part of this Supplemental Indenture as if set forth in a numbered paragraph hereof. Unless otherwise defined herein, capitalized words or terms appearing in this Supplemental Indenture shall have the meanings given to them in the Indenture.

     2. Term. The term of this Supplemental Indenture shall commence on the date hereof and shall terminate and expire as of 5:00 p.m., P.S.T., on July 31, 2004 (the "Term"). Upon the expiration of the Term, except for its application to events which occurred during the Term, this Supplemental Indenture shall be of no further force or effect, and the terms and provisions of the Indenture shall continue to apply as if this Supplemental Indenture were never effective.

     3. Modification of Change of Control Provision.

     (a) Subject to the terms of subsection (b) hereof, the following events which may occur during the Term shall not be deemed to be a Change of Control under the Indenture: (i) any discussions, understandings or agreements by and among the Insider Stockholders, or any of them, relating to or in contemplation of a Proposed Transaction, whether or not such discussions, understandings or agreements involve other Persons or whether such Insider Stockholders (including any such other Persons) file, or are required to file, with the Commission a
Schedule 13D or 14D in connection therewith, (ii) the preparation and submission to the Company of a term sheet, letter of intent or other written proposal setting forth the terms and conditions under which one or more of the Insider Stockholders (or any Affiliates thereof) are prepared to consummate the Proposed Transaction, or (iii) the negotiation, execution and delivery of a definitive stock purchase agreement and related agreements and instruments by one or more of the Insider Stockholders or their Affiliates relating to the Proposed Transaction; provided that this Section 3(a) shall not be effective if any such definitive stock purchase agreement or related agreement or instrument contains any provision that would result in an adverse consequence to the Company in the event the Proposed Transaction is not consummated due to the failure of the

Holders of the Notes to waive or modify the Change of Control provisions of the Indenture with respect to such transaction.

     (b) Anything in subsection (a) to the contrary notwithstanding, the Change of Control provisions of the Indenture shall not be deemed to be waived or modified with respect to the consummation of the Proposed Transaction or any aspect thereof. Without limiting the generality of the foregoing and for purposes of clarification, in the event the consummation of the Proposed Transaction or any aspect thereof constitutes a Change of Control under the Indenture, all of the provisions of the Indenture shall apply as if this Supplemental Indenture was not effective, including the obligation to make a Change of Control Offer pursuant to Section 4.14 of the Indenture.

     4. No Other Changes. Except as expressly set forth in this Supplemental Indenture, the terms of the Indenture shall continue in full force and effect in accordance with its terms.

     5. Miscellaneous. This Supplemental Indenture (together with the Indenture, as previously amended and supplemented) represents the entire agreement and understanding between the parties hereto with respect to this Supplemental
Indenture and supersedes all prior and contemporaneous written and oral negotiations, discussions and agreements; shall be binding on, and inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives; and may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Indenture on the date first written above.

                                                 Company:
                                                 -------

                                                 THE SPORTS CLUB COMPANY, INC.


                             By: /s/ Timothy O'Brien
                                                        ------------------------
                              Name: Timothy O'Brien
                                                        ------------------------
                         Title: Chief Financial Officer
                                                        ------------------------


                                                 Trustee:
                                                 -------

                                                 U.S. BANK NATIONAL ASSOCIATION


                          By: /s/ Benjamin J. Krueger
                                                         -----------------------
                            Name: Benjamin J. Krueger
                                                         -----------------------
                              Title: Trust Officer
                                                         -----------------------

Subsidiary Guarantors:
---------------------

SCC DEVELOPMENT COMPANY                     LA/IRVINE SPORTS CLUBS, LTD.


                                     By:  Sports Club, Inc. of California, its
                                          General partner
By:  /s/ Timothy O'Brien
     ------------------------------
Name:  Timothy O'Brien
Title: Chief Financial Officer       By: /s/ Timothy O'Brien
                                         -------------------------------
                                     Name:    Timothy O'Brien
                                     Title:   Chief Financial Officer
SCC NEVADA, INC.

                                     PONTIUS REALTY, INC.
By:  /s/ Timothy O'Brien
     ------------------------------
Name:    Timothy O'Brien
Title:   Chief Financial Officer      By: /s/ Timothy O'Brien
                                          ------------------------------
                                      Name:    Timothy O'Brien
                                      Title:   Chief Financial Officer
HFA SERVICES, INC.


By:   /s/ Timothy O'Brien             SCC SPORTS CLUB, INC.
      ------------------------------
Name:     Timothy O'Brien
Title:    Chief Financial Officer
                                      By:  /s/ Timothy O'Brien
                                           -----------------------------
                                      Name:    Timothy O'Brien
IRVINE SPORTS CLUB, INC.              Title:   Chief Financial Officer


By:  /s/ Timothy O'Brien
     -------------------------------
Name:    Timothy O'Brien
Title:   Chief Financial Officer

SEPULVEDA REALTY AND                   TVE, INC.
DEVELOPMENT COMPANY, INC.


By:  /s/ Timothy O'Brien                By: /s/ Timothy O'Brien
     -------------------------------        -----------------------------
Name:    Timothy O'Brien                Name:   Timothy O'Brien
Title:   Chief Financial Officer        Title:  Chief Financial Officer

SF SPORTS CLUB, INC.                    SCC CALIFORNIA, INC.


By: /s/ Timothy O'Brien                  By: /s/ Timothy O'Brien
    --------------------------------         -----------------------------
Name:    Timothy O'Brien                 Name:   Timothy O'Brien
Title:   Chief Financial Officer         Title:  Chief Financial Officer


SCC REALTY COMPANY                       THE SPORTS CONNECTION HOLDING
                                         COMPANY

By:  /s/ Timothy O'Brien                 By: /s/ Timothy O'Brien
     ---------------------------------       -----------------------------
Name:    Timothy O'Brien                 Name:   Timothy O'Brien
Title:   Chief Financial Officer         Title:  Chief Financial Officer


SPORTS CLUB, INC. OF CALIFORNIA          THE SPORTSMED COMPANY, INC.


By: /s/ Timothy O'Brien                  By: /s/ Timothy O'Brien
    ---------------------------------        ------------------------------
Name:   Timothy O'Brien                  Name:   Timothy O'Brien
Title:  Chief Financial Officer          Title:  Chief Financial Officer


TALLA NEW YORK, INC.                     WASHINGTON D.C. SPORTS CLUB, INC.


By: /s/ Timothy O'Brien                  By: /s/ Timothy O'Brien
    ---------------------------------        ------------------------------
Name:   Timothy O'Brien                  Name:   Timothy O'Brien
Title:  Chief Financial Officer          Title:  Chief Financial Officer


                                          NY SPORTS CLUB, INC.


                                          By: /s/ Timothy O'Brien
                                              -----------------------------
                                          Name:      Timothy O'Brien
                                          Title:     Chief Financial Officer

                                     EXHIBIT
                                      21.1

                               Subsidiaries of the
                                   Registrant

                            THE SPORTS CLUB COMPANY
                            (a Delaware Corporation)
                                  Subsidiaries

Subsidiary                                   Form    State   Parent                        Ownership
----------                                   ----    -----   ------                        ---------
TVE, Inc.                                 Corporation  CA  The Sports Club Company, Inc.    100.000%
SCC Development Company                   Corporation  CA  The Sports Club Company, Inc.    100.000%
The Sports Connection Holding Company     Corporation  CA  The Sports Club Company, Inc.    100.000%
SCC California, Inc.                      Corporation  CA  The Sports Club Company, Inc.    100.000%
Sports Club, Inc. of California           Corporation  CA  The Sports Club Company, Inc.    100.000%
Pontius Realty, Inc.                      Corporation  CA  The Sports Club Company, Inc.    100.000%
Irvine Sports Club, Inc.                  Corporation  CA  The Sports Club Company, Inc.    100.000%
The SportsMed Company, Inc.               Corporation  CA  The Sports Club Company, Inc.    100.000%
L.A./Irvine Sports Clubs, Ltd.            Partnership  CA  Sports Club, Inc. of California   50.100%
Talla New York, Inc.                      Corporation  NY  Sports Club, Inc. of California  100.000%
Reebok-Sports Club/NY                     Partnership  NY  Talla New York, Inc.              60.000%
El Segundo-TDC, Ltd.                      Partnership  CA  SCC California, Inc.              17.185%
                                                           Pontius Realty, Inc.               0.754%
                                                           Sports Club, Inc. of California    9.890%
                                                           The Sports Club Company, Inc.      9.890%
SCC Sports Club, Inc.                     Corporation  TX  The Sports Club Company, Inc.    100.000%
SCC Nevada, Inc.                          Corporation  NV  The Sports Club Company, Inc.    100.000%
SF Sports Club, Inc.                      Corporation  DA  The Sports Club Company, Inc.    100.000%
Washington D.C. Sports Club, Inc.         Corporation  DA  The Sports Club Company, Inc.    100.000%
HFA Services, Inc.                        Corporation  CA  The SportsMed Company, Inc.      100.000%
SCC Realty Company                        Corporation  CA  The Sports Club Company, Inc.    100.000%
Sepulveda Realty and Development Co., Inc.Corporation  CA  The Sports Club Company, Inc.    100.000%
NY Sports Club, Inc.                      Corporation  DA  The Sports Club Company, Inc.    100.000%

                                     EXHIBIT
                                      23.1

                               Consent of KPMG LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
The Sports Club Company, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-26421) on Form S-8 and the registration statement (No. 333-38459) on Form S-3 of The Sports Club Company, Inc. of our report dated May 24, 2004, relating to the consolidated balance sheets of The Sports Club Company, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003, annual report on Form 10-K of The Sports Club Company, Inc.

Our report includes an explanatory paragraph that states that the Company has suffered recurring net losses, has a working capital deficiency, and has negative cash flows from operating activities that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our report also refers to a restatement of the Company's 2002 consolidated financial statements and to a change in the method of accounting for goodwill and other intangible assets on January 1, 2002.


/s/  KPMG LLP



Los Angeles, California
June 16, 2004

                                     EXHIBIT
                                      31.1

                                CERTIFICATION OF
                                  REX LICKLIDER

                                 CERTIFICATIONS


I, Rex A. Licklider, Chief Executive Officer of The Sports Club Company, Inc. certify that:

     1. I have reviewed this annual report on Form 10-K of The Sports Club Company, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

     4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

          (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures (as of the end of the period covered by this report based on such evaluation); and

          (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          (a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial financial information; and

          (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls over financial reporting.


Dated, June 21, 2004

/s/ Rex A. Licklider
--------------------------------------
Rex A. Licklider
Chief Executive Officer

                                     EXHIBIT
                                      31.2

                                CERTIFICATION OF
                                 TIMOTHY O'BRIEN

                                 CERTIFICATIONS


I, Timothy O'Brien, Chief Financial Officer of The Sports Club Company, Inc. certify that:

          1. I have reviewed this annual report on Form 10-K of The Sports Club Company, Inc.;

          2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

          3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

          4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

               (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

               (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures (as of the end of the period covered by this report based on such evaluation); and

               (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

                    (a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial financial information; and

                    (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls over financial reporting.

Dated, June 21, 2004

/s/ Timothy O'Brien
--------------------------------------
Timothy O'Brien
Chief Financial Officer

                                     EXHIBIT
                                      32.1

                                  CERTIFICATION
                                  PURSUANT TO
                             18 U.S.C. SECTION 1350,
                               AS ADOPTED PURSUANT
                                       TO
                               SECTION 906 OF THE
                             SARBANES-OXLEY ACT OF
                                      2002

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of The Sports Club Company, Inc. (the "Company") on Form 10-K for the period ending December 31, 2003 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Rex A. Licklider, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. (Section Mark) 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

                    i.   The Report  fully  complies  with the  requirements  of
                         section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                    ii.  The   information   contained  in  the  Report   fairly
                         represents, in all material respects, the financial condition and result of operations of the Company.


/s/ Rex A. Licklider
------------------------------------------
The Sports Club Company, Inc.
Chief Executive Officer
June 21, 2004

                                     EXHIBIT
                                      32.2

                                  CERTIFICATION
                                  PURSUANT TO
                             18 U.S.C. SECTION 1350,
                               AS ADOPTED PURSUANT
                                       TO
                               SECTION 906 OF THE
                             SARBANES-OXLEY ACT OF
                                      2002

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of The Sports Club Company, Inc. (the "Company") on Form 10-K for the period ending December 31, 2003 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy O'Brien, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. (Section Mark) 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

                    (1)  The Report  fully  complies  with the  requirements  of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                    (1)  The   information   contained  in  the  Report   fairly
                         represents, in all material respects, the financial condition and result of operations of the Company.


/s/ Timothy O'Brien
------------------------------------------
The Sports Club Company, Inc.
Chief Financial Officer
June 21, 2004